UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Prestige Brands Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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Preliminary Copy – SUBJECT TO COMPLETION

DAtED APRIL 25, 2012

PRESTIGE BRANDS HOLDINGS, INC.

90 North Broadway
Irvington, New York 10533
Telephone: (800) 831-7105

Dear Stockholder:	, 2012

You are cordially invited to attend our 2012 Annual Meeting of Stockholders, which will be held on Friday, June 29, 2012, at 10:00 a.m. (Eastern Daylight Time), at                                     . This letter accompanies a copy of our Annual Report for the fiscal year ended March 31, 2012; Notice of Annual Meeting of Stockholders; Proxy Statement and WHITE proxy card. These materials provide further information concerning the Annual Meeting.

This Annual Meeting is of particular importance to all of the Company’s stockholders because of the ongoing, unsolicited attempt by Genomma Lab Internacional, S.A.B. de C.V. (“Genomma”) to acquire the Company. On February 21, 2012, Genomma made a highly conditional unsolicited, non-binding proposal to acquire all of the Company’s common stock at a price of $16.60 per share. After careful review of Genomma’s proposal, and with the assistance of its financial and legal advisors, the Company’s Board of Directors (the “Board” or “your Board”) has unanimously determined that Genomma’s proposed price is inadequate and the proposal is not in the best interests of the Company and its stockholders.

On March 15, 2012, Genomma announced its intention to nominate a slate of five nominees for election to the Board at the Annual Meeting and to present a proposal at the Annual Meeting seeking to repeal any Bylaw amendments adopted by the Board without stockholder approval after September 2, 2009 and prior to the effectiveness of the resolution implementing such repeal (the “Bylaw Amendment Repeal Proposal”).

We believe that through its director nominations and Bylaw Amendment Repeal Proposal, Genomma is seeking to advance its inadequate proposal by pressuring your Board to give favorable consideration to the proposal. In considering how to vote on Genomma’s proposals at the Annual Meeting, it is important for you to recognize that, unlike your Board, Genomma’s officers and directors have a duty to act in the best interests of Genomma’s stockholders, not our stockholders. It is in Genomma’s economic interest to complete a transaction with the Company at the lowest possible price.

As we have publicly stated before, your Board is open to considering offers that would maximize value for the Company’s stockholders, including any compelling, fully financed offers that provide certainty of closing. The re-election of your Board’s nominees would not prevent Genomma from revising its proposal in a manner that would be favorable to our stockholders or preclude Genomma from engaging in any discussions or negotiations of its proposal with the Company.

Genomma’s nominees in our view have been selected by Genomma to facilitate the acquisition of the Company at an inadequate price in order to transfer the Company’s inherent value that belongs to you, our stockholders, to Genomma. We believe that our directors who are up for re-election at the Annual Meeting are better able than Genomma’s nominees to act in the best interests of all of our stockholders.

The Board’s unanimous view has been and continues to be that Genomma’s proposed price is inadequate and the proposal is not in the best interests of the Company and its stockholders.

Accordingly, the Board unanimously recommends that you vote FOR its five nominees — Matthew M. Mannelly, Gary E. Costley, John E. Byom, Charles J. Hinkaty and Patrick M. Lonergan — and AGAINST Genomma’s Bylaw Amendment Repeal Proposal, which is discussed in our Proxy Statement.

We urge you NOT to sign or return any proxy cards sent by Genomma. If you have previously signed a proxy card from Genomma, you can revoke that earlier proxy and vote for our nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid return envelope, or by voting over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

In addition to the election of five directors to the Board and consideration of Genomma’s Bylaw Amendment Repeal Proposal, this year’s Annual Meeting agenda includes the following proposals:

(i)	the ratification of the appointment of our independent registered public accounting firm for fiscal 2013; and

(ii)	a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing the enclosed WHITE proxy card. Information about each of these voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of everyone at the Company, we thank you for your ongoing interest and investment in our company. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (collect).

Sincerely,

Matthew M. Mannelly
President and Chief Executive Officer

Prestige Brands Holdings, Inc.

90 North Broadway
Irvington, New York 10533
Telephone: (800) 831-7105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 29, 2012
10:00 a.m. Eastern Daylight Time

The 2012 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. will be held on Friday, June 29, 2012, at 10:00 a.m. (Eastern Daylight Time), at                        .. The Annual Meeting is being held for the following purposes:

1.	To elect five directors to serve until the 2013 Annual Meeting of Stockholders or until their earlier death, removal or resignation;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2013;

3.	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement;

4.	To vote on Genomma’s proposal to repeal any Bylaw amendment adopted by the Board without stockholder approval after September 2, 2009 and prior to the effectiveness of the resolution effecting such repeal; and

5.	To conduct other business as may properly be brought before the Annual Meeting of Stockholders or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

All stockholders of record at the close of business on May 7, 2012 are entitled to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to review these materials carefully and to vote by Internet, telephone or by completing and mailing the enclosed WHITE proxy card as promptly as possible.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related WHITE proxy card with a postage paid return envelope and our Annual Report for our fiscal year ended March 31, 2012. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

YOUR BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY GENOMMA. If you have previously signed a proxy card sent to you by Genomma, you can revoke that earlier proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid return envelope, or by voting over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card.

By Order of the Board of Directors

Samuel C. Cowley
General Counsel, Vice President, Business Development and Secretary

                 , 2012

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY GENOMMA. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD OR VOTE BY TELEPHONE OR THE INTERNET. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS ON PAGE 6 OF THE PROXY STATEMENT. If you own shares in a brokerage account, your broker or other nominee will not have discretionary authority to vote your shares for the election of directors or any of the other proposals presented at the Annual Meeting unless you provide specific voting instructions to your broker or other nominee. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals. WE URGE YOU TO VOTE PROMPTLY FOR THE BOARD’S FIVE NOMINEES AND AGAINST GENOMMA’S BYLAW AMENDMENT REPEAL PROPOSAL.

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

Toll-Free: (800) 322-2885

Call Collect: (212) 929-5500

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE BRANDS HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

PRESTIGE BRANDS HOLDINGS, INC.

90 North Broadway

Irvington, New York 10533

Telephone: (800) 831-7105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON June 29, 2012: THIS PROXY STATEMENT, WHITE PROXY CARD AND THE 2012 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE INVESTOR RELATIONS TAB OF WWW.PRESTIGEBRANDS.COM, OUR INTERNET WEBSITE.

YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE STOCKHOLDERS MEETING TO BE HELD ON June 29, 2012) TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE CONTACT TAB AT WWW.PRESTIGEBRANDS.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of Prestige Brands Holdings, Inc. for the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Friday, June 29, 2012 at                   . A WHITE proxy card is included. This Proxy Statement and the WHITE proxy card are first being mailed or given to stockholders on or about              , 2012.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively. We refer to our company throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2013” refers to our fiscal year ending March 31, 2013, “2012” refers to our fiscal year ended March 31, 2012, “2011” refers to our fiscal year ended March 31, 2011 and “2010” refers to our fiscal year ended March 31, 2010.

You may receive proxy solicitation materials from Genomma. YOUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY GENOMMA.

Why am I receiving this document?

You are receiving this document because you were one of our stockholders at the close of business on May 7, 2012, the record date for our 2012 Annual Meeting of Stockholders. We are furnishing this Proxy Statement and the enclosed WHITE proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.

1

Who is paying the costs to prepare this document and solicit my vote?

We will pay all expenses associated with our solicitation of your vote for matters being submitted for stockholder approval at the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the enclosed WHITE proxy card.

Who is soliciting my vote?

In this Proxy Statement, your Board is soliciting your vote for matters being submitted for stockholder approval at the Annual Meeting.

Giving us your proxy means that you authorize the proxy holders identified on the enclosed WHITE proxy card — Ronald M. Lombardi and Samuel C. Cowley — to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of your Board, including in favor of your Board’s nominees for election to your Board and against Genomma’s Bylaw Amendment Repeal Proposal. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will vote as recommended by your Board or, if no recommendation is given, in their own discretion.

Appendix A sets forth information relating to the Company’s directors, director nominees, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees or because they may be soliciting proxies on our behalf. Some of our directors, officers and other employees may solicit proxies without extra compensation by mail and, if found to be necessary, by telephone and personal interviews, and information about such persons is included in Appendix A.

Will anyone be compensated to solicit my vote?

The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. We estimate that the total expenditures relating to our current proxy solicitation (other than salaries and wages of officers and employees) will not exceed $          , of which approximately $              has been incurred as of the date hereof. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock. The Company has also engaged MacKenzie Partners, Inc. to assist it with the proxy solicitation and in communicating with stockholders with respect to Genomma’s unsolicited, non-binding proposal. The Company has agreed to pay customary compensation to MacKenzie Partners, Inc. for such services, at a fee not to exceed $               . In addition, the Company has agreed to reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses and to indemnify MacKenzie Partners, Inc. and certain related persons against certain liabilities arising out of the engagement.

Who may attend the Annual Meeting?

Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we also may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership as of May 7, 2012, so that we may verify your stockholder status.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary, at least two weeks before the meeting.

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What is Prestige Brands Holdings and where is it located?

Prestige Brands Holdings, Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, sells well-recognized, brand name over-the-counter healthcare and household cleaning products. Our leading brands in each of these segments, respectively, are BC®, Chloraseptic®, Clear Eyes®, Compound W®, Dramamine®, Efferdent®, Effergrip®, Goody’s®, Gaviscon®, Beano®, Little Remedies®, Luden’s®, PediaCare®, Chore Boy®, Spic and Span® and Comet®. Our principal executive offices are located at 90 North Broadway, Irvington, New York 10533. Our telephone number is (800) 831-7105.

Where is our common stock traded?

  Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”

VOTING MATTERS

What am I voting on?

You will be voting on the following:

•	the election of five directors;

•	the ratification of the appointment of our independent registered public accounting firm for 2013;

•	a non-binding resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement;

•	Genomma’s proposal to repeal any Bylaw amendment adopted by the Board without stockholder approval after September 2, 2009 and prior to the effectiveness of the resolution effecting such repeal; and

•	any other business that may properly come before the Annual Meeting.

What are the Board’s recommendations on the proposals?

The Board unanimously recommends that you vote using the WHITE proxy card:

•	FOR the election of the following five individuals nominated by the Board for election as directors: Matthew M. Mannelly, Gary E. Costley, John E. Byom, Charles J. Hinkaty and Patrick M. Lonergan. The Board unanimously recommends that you NOT vote for any members of Genomma’s slate of nominees;

•	FOR the ratification of the appointment of our independent registered public accounting firm for 2013;

•	FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement; and

•	AGAINST Genomma’s Bylaw Amendment Repeal Proposal.

The Board urges you NOT to sign or return any [color] proxy card sent to you by Genomma, even as a protest vote. Please note that it will NOT help your Board if you sign and return any [color] proxies sent by Genomma and vote “Withhold” against Genomma’s nominees. That may in fact cancel any previous vote you have cast, as only your latest dated proxy card will be counted as having voted at the 2012 Annual Meeting. The only way to support your Board’s nominees is to vote FOR your Board’s nominees on the WHITE proxy card or on your voting instruction card if you hold your shares in street name.

3

What is the Board’s position regarding Genomma’s unsolicited, non-binding proposal to acquire the Company?

On February 21, 2012, Genomma made a highly conditional unsolicited, non-binding proposal to acquire all of the Company’s common stock at a price of $16.60 per share. After careful review of Genomma’s proposal, and with the assistance of its financial and legal advisors, your Board has unanimously determined that Genomma’s proposed price is inadequate and the proposal is not in the best interests of the Company and its stockholders.

We believe a vote for any of Genomma’s nominees will help support Genomma’s inadequate proposal to acquire the Company. As we have publicly stated before, your Board is open to considering offers that would maximize value for the Company’s stockholders, including any compelling, fully financed offers that provide certainty of closing. The re-election of your Board’s nominees would not prevent Genomma from revising its proposal in a manner that would be favorable to our stockholders or preclude Genomma from engaging in any discussions or negotiations of its proposal with the Company.

What is the Board’s position regarding Genomma’s nominees?

We strongly believe that Genomma’s handpicked nominees would have conflicts of interest if elected to the Board. Based on information provided by Genomma, Genomma has agreed to pay each of its nominees $50,000 for agreeing to serve as a nominee and has agreed to reimburse each of its nominees for expenses incurred by such nominee. In addition, Genomma has agreed to indemnify each of its nominees for losses that may be incurred in connection with legal proceedings arising out of being a nominee, the proxy solicitation and the “related transaction.” We believe the Genomma nominees have been nominated solely to facilitate Genomma’s acquisition of the Company at a price that is inadequate to our stockholders. While the Genomma nominees may not be controlled by Genomma or obligated to vote as directed by Genomma, we believe their objectivity with respect to Genomma’s inadequate unsolicited, non-binding acquisition proposal could be colored by their relationship with Genomma, including the compensation, reimbursement and indemnification arrangements described above. In contrast, we believe that our current Board, with its extensive relevant experience and independent majority, best represents the interests of all of our stockholders and that the slate of five directors nominated by the Board (including our President and Chief Executive Officer) should be elected.

Why is the Board recommending against the Bylaw Amendment Repeal Proposal proposed by Genomma?

In order to permit your Board to carry out its responsibilities and fulfill its fiduciary duties to the Company and our stockholders, your Board has the power to make, alter, amend or repeal the Bylaws. Genomma’s Bylaw Amendment Repeal Proposal, if adopted, would repeal any amendment to the Company’s Bylaws adopted by the Board without the stockholders’ approval after September 2, 2009 and prior to the effectiveness of the Bylaw Amendment Repeal Proposal. Your Board strongly recommends against this proposal. We believe that such an automatic, blanket repeal of any Bylaw amendment adopted by your Board without stockholder approval could have the effect of repealing one or more properly adopted Bylaw amendments that your Board has determined to be in the best interests of the Company and its stockholders and has adopted in furtherance of its fiduciary duties. It is important to note that, as a public company subject to the SEC’s proxy rules, it might be impracticable - if not impossible - for the Company to obtain stockholder approval for a necessary Bylaw amendment within a timeframe necessary to serve the best interests of the Company and its stockholders. We also believe that the Bylaw Amendment Repeal Proposal is invalid as a legal matter.

For this reason, while your Board has not amended the Bylaws in any manner since September 2, 2009, and does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, we believe this proposal represents an additional attempt by Genomma to interfere with your Board’s ability to act in accordance with its fiduciary duties to you and therefore should be rejected.

If I have already voted for Genomma’s nominees or in favor of Genomma’s Bylaw Amendment Repeal Proposal, is it too late to change my vote?

No. To change your vote, simply sign, date and return the enclosed WHITE proxy card in the accompanying postage paid return envelope, or vote by telephone or via the Internet in accordance with the instructions on the WHITE proxy card. We strongly urge you to revoke any proxy card you may have returned to Genomma and to vote FOR the Board’s director nominees and AGAINST Genomma’s Bylaw Amendment Repeal Proposal and as the Board recommends on the other matters described in this Proxy Statement. Only your latest dated proxy will count at the Annual Meeting.

4

Will my shares be voted if I do nothing?

If your shares are held in registered name, you must sign and return a proxy card, or submit your proxy by telephone or Internet, in order for your shares to be voted. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your shares will not be voted.

Therefore, unless you provide specific voting instructions to your broker or other nominee, they will not have discretionary authority to vote your shares for the election of directors or any of the other proposals presented at the Annual Meeting. If your shares are held in street name, your broker, bank or nominee has enclosed a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the WHITE voting instruction card.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on May 7, 2012. Each share of common stock is entitled to one vote. As of May 7, 2012, there were            shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting.

May other matters be raised at the Annual Meeting?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above.  Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders.  If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

How will the meeting be conducted?

The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How do I vote?

If you own shares registered directly with the Company’s transfer agent, proxies may be voted by telephone, by the Internet, or by returning the printed WHITE proxy card. For more information about how to vote your proxy, please see the instructions on your WHITE proxy card.

If your shares are held in “street name,” your bank or brokerage firm will forward these proxy materials, as well as a WHITE voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.

What materials are available on the Internet?

This Proxy Statement, our Annual Report on Form 10-K, our 2012 Annual Report to Stockholders and other financial documents are available free of charge at the Investor Relations tab on our corporate website at www.prestigebrands.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website, www.sec.gov.

5

How will my proxy be voted?

The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on your WHITE proxy card.  If your WHITE proxy card is signed but does not contain specific instructions, your proxy will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2013, “FOR” the approval of the compensation of our named executive officers disclosed in this Proxy Statement and “AGAINST” Genomma’s Bylaw Amendment Repeal Proposal.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	Cast a new vote by telephone or the Internet prior to 11:59 p.m., Eastern Daylight Time, on June 28, 2012 or sign another proxy card with a later date and return it before the Annual Meeting;

•	provide our Secretary with a written notice of revocation dated later than the date of the latest proxy submitted at or before the Annual Meeting; or

•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

What if I receive more than one copy of these proxy materials?

The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent.  Please vote the WHITE proxy card for all of your shares.  We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare, Ltd., 250 Royall Street, Canton, MA 02021 and they may be reached at (781) 575-3400. In addition, any stockholders who share an address and are receiving multiple copies of our proxy materials can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary.

How many votes must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  A quorum exists when the holders of a majority of the                           shares of our common stock outstanding on May 7, 2012 and entitled to vote at the Annual Meeting are present in person or by proxy at the meeting. The shares represented by withhold votes, abstentions and broker non-votes (as defined below) regarding proposals in the Proxy Statement will be considered present for quorum purposes.

How are votes counted for each proposal in the Proxy Statement?

•	Election of Directors

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the five director nominees receiving the greatest number of “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal.

6

•	Approval of Compensation of our Named Executive Officers

The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

•	Genomma’s proposal to repeal any bylaws amendments adopted by the Board without stockholder approval after September 2, 2009

The adoption of Genomma’s proposal to repeal any bylaw amendments adopted by the Board without stockholder approval after September 2, 2009 requires the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of our common stock.

What is the effect of not voting?

If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on the matter. If you are a stockholder of record and you do not sign and return a proxy card, or vote by telephone or Internet, your shares will not count toward the quorum requirement at the Annual Meeting. If a quorum is obtained, your unvoted shares will count as a vote against Genomma’s Bylaw Amendment Repeal Proposal and will not affect the outcome of any other proposal.

If you hold shares in a brokerage account, then, under NYSE rules and Delaware law:

•	Election of Directors

With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. If your broker does not vote (a “broker non-vote”), or if you withhold your vote, this is not considered a vote cast and, therefore, it will have no effect on the election of directors.

•	Ratification of Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

With respect to ratification of the appointment of an independent registered accounting firm, your broker is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will be counted neither for nor against this matter. Abstentions will be counted against this matter.

•	Approval of Compensation of our Named Executive Officers

With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will be counted neither for nor against this matter. Abstentions will be counted against this matter.

•	Genomma’s Bylaw Amendment Repeal Proposal

With respect to Genomma’s Bylaw Amendment Repeal Proposal, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes and abstentions will be counted as a vote against this matter.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

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In order to support your Board, please sign, date and mail the enclosed WHITE proxy card to vote FOR the election of the five director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of the compensation of our named executive officers and AGAINST Genomma’s Bylaw Amendment Repeal Proposal. You may also vote over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card. If your shares are held in street name, you should follow the instructions on your voting instruction card and provide specific instructions to your broker to vote as described above.

Who should I call if I have questions about the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

Toll-Free: (800) 322-2885

Call Collect: (212) 929-5500

*          *        *

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GENOMMA’S UNSOLICITED, NON-BINDING PROPOSAL AND PROXY SOLICITATION

Genomma’s Unsolicited, Non-Binding Proposal

On February 21, 2012, Mr. Rodrigo Herrera Aspra, Genomma’s Chairman and Chief Executive Officer, sent a letter to Mr. Matthew M. Mannelly, the Company’s President and Chief Executive Officer, making a highly conditional unsolicited, non-binding proposal to acquire all of the Company’s common stock for $16.60 per share (the “Proposal”). The Proposal was simultaneously made public by Genomma through the issuance of a February 21, 2012 press release. The Proposal stated that it was subject to, among other things, due diligence, financing and Genomma shareholder approval.

On March 12, 2012, after careful review of the Proposal, and with the assistance of its financial and legal advisors, the Board unanimously determined that Genomma’s proposed price is inadequate and the Proposal is not in the best interests of the Company and its stockholders.

The Board noted the following reasons, among others, in supporting its determinations:

•	Genomma’s Proposal is Inadequate and Not Compelling. The Genomma proposal is not compelling on key financial metrics. The proposal reflects only a 23% premium to the Company’s closing price of $13.50 per share on the last trading day prior to the public announcement of Genomma’s proposal. This premium is well below comparable transactions, at a time when the Company’s stock price was increasing to reflect the benefits of its recent acquisitions and on the heels of another strong quarter. In addition, the Company believes the implied EBITDA multiple is meaningfully lower than comparable transactions and well below the intrinsic value of the Company, especially when taking into account the Company’s scale, high-quality branded OTC portfolio, significant tax attributes and scarcity value.

•	Genomma’s Timing is Opportunistic. The Company recently completed its third and largest acquisition of OTC brands in the last 15 months, barely three weeks before Genomma went public with its proposal. With these transactions now consummated, the Company believes it is well on its way to achieving its planned long-term transformation into a large-scale, diversified OTC company with upside opportunities arising from its expanded portfolio of core OTC brands. The Company believes the market had just begun to recognize the benefits of this successful strategy and the Company’s share price had increased to a new 52-week high when Genomma rushed to make its unsolicited public proposal.

•	Genomma’s Proposal Lacks Detail and is Highly Conditional. The Board believes a credible acquisition proposal must deliver both compelling value and certainty by including, among other things, evidence of financial resources sufficient to complete a transaction in a timely fashion. In addition, any proposal must contain sufficient detail to demonstrate that it provides market-standard provisions that assure certainty of completion. The Genomma proposal does not include debt commitments and was also conditioned on the approval of its shareholders, due diligence and other unspecified matters.

Genomma’s Proxy Solicitation

On March 15, 2012, Genomma publicly announced that it intends to nominate five nominees for election to the Board at the Annual Meeting and to present a proposal to repeal any Bylaw amendment adopted by the Board without stockholder approval after September 2, 2009 and prior to the effectiveness of the resolution effecting such repeal.

On that same day, the Company issued a press release stating that Genomma’s sole purpose in seeking to propose a slate of nominees is to advance its inadequate and highly conditional proposal and to seek to acquire the Company at the lowest possible price. The press release also stated that the Board is committed to maximizing stockholder value, and would be open to compelling, fully financed offers that provide certainty of closing. The press release further stated that the Board, comprised of independent, high-quality directors, previously rejected Genomma’s unsolicited highly conditional proposal, and determined that the proposed price is inadequate and the proposal is not in the best interests of the Company and its stockholders.

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IMPORTANT

YOUR VOTE IS EXTREMELY IMPORTANT IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY GENOMMA. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, we urge you to sign, date and mail the enclosed WHITE proxy card to vote “FOR” the election of the Board’s five director nominees, or use the WHITE proxy card to vote by telephone or by Internet.

We urge you NOT to sign or return any proxy card sent to you by Genomma, even as a protest vote. Only your latest dated, signed proxy card will be counted, and any proxy card you sign for any reason could invalidate previous WHITE proxy cards sent by you to support your Board. If you have already sent a proxy to Genomma, you may revoke that proxy and vote for the election of our five director nominees by signing, dating and mailing the enclosed WHITE proxy card. You may also vote over the Internet using the Internet address on the WHITE proxy card or by telephone using the toll-free number on the WHITE proxy card or, if you are a street name holder, by following the instructions on your WHITE voting instruction card.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

The number of directors on the Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is comprised of five directors. All current members of the Board of Directors are standing for re-election, to hold office until the next Annual Meeting of Stockholders.

How are nominees evaluated; what are the minimum qualifications?

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

•	Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•	Finance Experience. We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

•	Consumer Products Experience. We seek to have directors with experience as executives managing consumer product businesses.

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•	Marketing Experience. The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings while also developing and launching new products to sell into the market. Therefore, marketing expertise is important to us.

Who are the Company’s nominees this year?

The Company’s nominees for the Board of Directors consist of five nominees who serve on our current Board of Directors. If elected, each nominee would hold office until the 2013 Annual Meeting of Stockholders and until his respective successor is elected and qualified or until his earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of these nominees, other than Mr. Mannelly, is independent from the Company and its management.

Name	Age	Director Since

Matthew M. Mannelly	54	September 2009
Gary E. Costley	68	November 2004
John E. Byom	58	January 2006
Charles J. Hinkaty	62	May 2010
Patrick M. Lonergan	76	May 2005

What are the backgrounds and qualifications of the Company’s nominees?

Matthew M. Mannelly, Director, President and Chief Executive Officer, has served as President and Chief Executive Officer and as a director of the Company since September 2009. Prior to joining the Company, he served as the President and Chief Executive Officer of Cannondale Bicycle Corporation from 2005 to 2008 and as President from 2003 to 2004. From 2002 to 2003, Mr. Mannelly served as President of the Americas for Paxar Corporation. From 2000 to 2002, he served as Chief Marketing Officer for the United States Olympic Committee. From 1993 to 2000, Mr. Mannelly held positions with increasing responsibility at Nike, Inc., where he was Global Director of Retail Development from 1996 to 2000, Category Business Director for the Tennis Division from 1994 to 1996, and General Manager of Sport Specialties from 1993 to 1994. Mr. Mannelly received a B.S. in Economics from Boston College and an M.B.A. in Marketing from the University of North Carolina at Chapel Hill.

Director Qualifications:

•	Leadership Experience – Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; served as President of the Americas for Paxar Corporation; held various leadership positions at Nike, Inc.

•	Financial Experience – Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; served as President of the Americas for Paxar Corporation, where he was responsible for profit and loss management

•	Marketing Experience – Served as Chief Marketing Officer for United States Olympic Committee; Director of Marketing for Gatorade®; received an M.B.A. in Marketing; recipient of 2008 Academy of Marketing Science Distinguished Marketer of the Year

•	Consumer Products Experience – Has extensive experience in packaged goods, sports, fitness, and apparel for world class consumer brand names including Cannondale, Nike®, Quaker Oats® and Gatorade®

Gary E. Costley, Ph.D., Lead Director, has served as a director since November 2004 and lead director since September 2009. Dr. Costley serves as managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company, where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley is currently a director of Principal Financial Group Inc., Tiffany & Co. and Covance Inc. Dr. Costley has served on the boards of Pharmacopeia Inc. and Accelrys, Inc.

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Director Qualifications:

•	Leadership Experience – Managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Financial Experience – Managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Marketing Experience – Served as Dean of the Graduate School of Marketing at Wake Forest University

•	Consumer Products Experience – Served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

John E. Byom, Director, has served as director since January 2006. Mr. Byom is currently Chief Executive Officer of Classic Provisions Inc., which he joined in October 2007. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer, from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance of IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom is currently a director of MGP Ingredients Inc.

Director Qualifications:

•	Leadership Experience – Chief Executive Officer of Classic Provisions Inc.; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

•	Financial Experience – Served as Chief Financial Officer of International Multifoods Corporation; held several leadership positions in finance; served as internal auditor for International Multifoods Corporation

•	Consumer Products Experience – Chief Executive Officer of Classic Provisions Inc.; served as Chief Financial Officer of International Multifoods Corporation; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

Charles J. Hinkaty, Director, has served as a director since May 2010. Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008. Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary, Del Pharmaceuticals, Inc., from 1985 to January 2005. Prior to joining Del, Mr. Hinkaty held positions of increasing responsibility at Bristol Myers Squibb, Inc. and Procter & Gamble, Inc. Mr. Hinkaty earned a B.S. and M.S. in Mathematics from Polytechnic Institute of New York University and presently serves as Trustee of New York University. Mr. Hinkaty is currently a director of Lornamead Ltd., Physicians Formula Holdings, Inc., Renfro, Inc. and W.F. Young, Inc. Mr. Hinkaty served as a director of Del Laboratories, Inc. from 1986 to 2008, FGX International, Inc. and Sterling Infosystems, Inc. He also led the Consumer Healthcare Products Association as its Chairman from 1999 to 2001.

Director Qualifications:

•	Leadership Experience/Financial Experience/ Consumer Products Experience – Served as President, Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.

•	Marketing Experience – Served as President, Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.; twelve years of marketing experience at Bristol Myers Squibb Company in which he served in positions of increasing responsibility, including Director of Marketing and Director of Strategic Planning and Development

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Patrick M. Lonergan, Director, has served as a director since May 2005. Mr. Lonergan is the co-founder, Chief Executive Officer and President of Numark Laboratories, Inc. since January 1989. Prior to founding Numark Laboratories, Inc., Mr. Lonergan was employed from 1959 to 1989 in various senior capacities by Johnson & Johnson, including Vice President & General Manager. Mr. Lonergan earned a B.S. in Business from Northern Illinois University. Mr. Lonergan served on the Board of Directors of Johnson & Johnson Products Inc., where he was the Chairman of the Health Care Division Management Committee. Mr. Lonergan also served as a director of Ventus Medical, Inc. and Zila Pharmaceuticals, Inc. Mr. Lonergan is currently Vice Chairman of the Board of Directors of the Consumer Healthcare Products Association, a director of AccuDial Pharmaceutical, Inc. and a trustee for St. Hubert’s Animal Welfare.

Director Qualifications:

•	Leadership Experience/Marketing Experience/Consumer Products Experience – Co-founder and Chief Executive Officer of Numark Laboratories, Inc.; served as Vice President and General Manager of Johnson & Johnson

How are our directors compensated?

Annually, the Compensation Committee reviews and recommends to the Board of Directors any changes in compensation for directors. Unless changed, each of our directors other than Mr. Mannelly receives the following cash and equity compensation for his services as a director:

•	a one-time grant of our common stock equal to $20,000 awarded on the date of the first Annual Meeting of Stockholders after appointment;

•	an annual grant of restricted stock units valued at $50,000 awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur on the earliest of the director’s death, disability or the six month anniversary of the date on which the director’s Board membership ceases for reasons other than death or disability;

•	a $25,000 annual retainer fee paid in equal quarterly installments; and

•	attendance fees for meetings in accordance with the following table:

Meeting	Fee

Board of Directors (in person)	$1,500
Committee (in person)	$1,000
Board of Directors or Committee (by telephone)	$750

The Chairman of each of our standing committees and our Lead Director receive the additional fees set forth in the following table for their services in their respective capacities:

Position	Annual Fee

Chairman of the Audit Committee	$7,500
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Corporate Governance Committee	$5,000
Lead Director	$45,000

Our directors are also reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.

Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2012.

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Are there any family relationships between our directors and executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the five director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

What does the Board of Directors recommend?

THE BOARD URGES YOU TO VOTE ON THE WHITE PROXY CARD FOR THE FOREGOING NOMINEES AND NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY GENOMMA.

We strongly believe that Genomma’s handpicked nominees would have conflicts of interest if elected to the Board. Based on information provided by Genomma, Genomma has agreed to pay each of its nominees $50,000 for agreeing to serve as a nominee and has agreed to reimburse each of its nominees for expenses incurred by such nominee. In addition, Genomma has agreed to indemnify each of its nominees for losses that may be incurred in connection with legal proceedings arising out of being a nominee, the proxy solicitation and the “related transaction.” We believe the Genomma nominees have been nominated solely to facilitate Genomma’s acquisition of the Company at a price that is inadequate to our stockholders. While the Genomma nominees may not be controlled by Genomma or obligated to vote as directed by Genomma, we believe their objectivity with respect to Genomma’s inadequate unsolicited, non-binding acquisition proposal could be colored by their relationship with Genomma, including the compensation, reimbursement and indemnification arrangements described above. In contrast, we believe that our current Board, with its extensive relevant experience and independent majority, best represents the interests of all of our stockholders and that the slate of five directors nominated by the Board (including our President and Chief Executive Officer) should be elected.

The Board recommends that you vote FOR the election to the Board of each of the foregoing nominees on the WHITE proxy card.

GOVERNANCE OF THE COMPANY

What is Corporate Governance and how do we implement it?

Corporate governance is a set of rules established by the Company to ensure that its directors, executive officers and employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices in light of Delaware law, United States federal securities laws, the listing requirements of the NYSE and other best practices.

What documents establish and implement our Corporate Governance practices?

The Code of Conduct Policy, the Code of Ethics for Senior Financial Employees, the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, the Related Persons Transaction Policy, the Stock Ownership Guidelines, the Clawback Policy and the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

The documents described in the second question of this Governance of the Company Section may be accessed at the Investor Relations tab of www.prestigebrands.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary.

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Are our directors and executive officers required to own a minimum amount of our common stock?

The Board of Directors has adopted Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant by the later of the fifth anniversary of the event requiring compliance or February 5, 2013, the fifth anniversary of the date of adoption of the Stock Ownership Guidelines by the Board of Directors. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Shares of the Company purchased on the open market or in privately negotiated transactions
•	Shares of the Company acquired by inheritance or gift
•	Shares of the Company held by immediate family members
•	Vested Founder Shares
•	Shares of the Company held in trust for the benefit of the director or executive officer or the director’s or executive officer’s immediate family members
•	Vested Restricted Stock and Restricted Stock Units of the Company
•	Vested Performance Share Units
•	Vested “in-the-money” stock options

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Unvested Restricted Stock and Restricted Stock Units
•	Unvested stock options
•	Vested but not “in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:

Office	Value of Stockholdings Required to be Owned
Non-Employee Director	5X Annual Cash Retainer (exclusive of meeting fees and expense payments)
Chief Executive Officer	4X Annual Salary (exclusive of annual bonus)
Chief Financial Officer, Chief Marketing Officer and General Counsel	3X Annual Salary (exclusive of annual bonus)
Remaining senior executive officers	2X Annual Salary (exclusive of annual bonus)

Do we have a policy regarding the recovery of incentive-based compensation paid to executive officers if we restate our financial statements?

Yes. On May 10, 2011, the Board of Directors formalized the Company’s prior unwritten Clawback Policy by adopting a written Clawback Policy, which is available at the Investor Relations tab on the Company’s corporate website at www.prestigebrands.com. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the United States federal securities laws, the Company shall, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation granted on or after May 10, 2011 that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company shall seek to recover shall be the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated.

How often did the Board of Directors meet in 2012?

The Board of Directors held 24 meetings during 2012. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he served during the last fiscal year. The Board of Directors expects that its members will attend the 2012 Annual Meeting of Stockholders. All of our directors attended the 2011 Annual Meeting of Stockholders.

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Does the Company have a Chairman of the Board?

No. The Board of Directors has not appointed anyone to serve as the Chairman of the Board. However, the Board of Directors has appointed Dr. Costley as Lead Director. The Board of Directors has considered how to structure its leadership and determined that appointing Dr. Costley as its independent and non-executive Lead Director optimizes the effectiveness of the Board of Directors and the implementation of the Company’s corporate governance policies through independent leadership. We also believe that the current structure of the Board of Directors allows the independent directors to effectively oversee Company management and key issues related to strategy, risk and integrity.

What are the responsibilities of the Lead Director?

The Lead Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chief Executive Officer of the Company between meetings of the Board of Directors. The Lead Director presides over non-management and executive sessions of the Board of Directors.

What Committees have been established by the Board of Directors?

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. As required by the NYSE, all members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent directors. The following table sets forth the current membership of the Company’s standing committees:

Committee	Membership

Audit Committee	John E. Byom (Chairman)
Gary E. Costley
Charles J. Hinkaty
Patrick M. Lonergan

Compensation Committee	Charles J. Hinkaty (Chairman)
John E. Byom
Gary E. Costley
Patrick M. Lonergan

Nominating and Corporate Governance Committee	Patrick M. Lonergan (Chairman)
John E. Byom
Gary E. Costley
Charles J. Hinkaty

Who are our independent directors?

In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated each of its members’ independence from the Company and its management. In its review of each director’s independence, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review of the Board of Directors and the NYSE’s definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Messrs. Byom, Costley, Hinkaty and Lonergan. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Byom is an “audit committee financial expert” as that term is defined by SEC regulations.

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Does the Board of Directors evaluate itself and its committees?

Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they will promptly institute the required changes to the Company’s corporate governance practices and the documents through which such practices are effectuated.

What role does the Board play in the oversight of risk management?

The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.

Management communicates routinely with the Board and its Committees, including through the Lead Director and in executive session, on significant risks and how they are being managed, and directors are free to communicate directly with senior management. In addition, the Board is routinely informed of developments at the Company that could affect the Company’s risk profile and business in general.

The Audit Committee has primary responsibility for overseeing the Company’s risk management. It oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics and compliance program. The Compensation Committee evaluates the risks associated with the Company’s compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Code of Ethics.

How can I communicate with the Board of Directors?

Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Director or the non-management directors as a group by writing to the Lead Director at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will forward all stockholder and other interested party communications to the Lead Director, who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.

What are our Complaint Procedures?

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s TeleSentry Hotline. TeleSentry is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees. TeleSentry may be reached by telephone at (888) 883-1499 or by mail at P.O. Box 161, Westport, CT 06881. TeleSentry may also be contacted by e-mail at resp@telesentry.org.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible for, among other things:

(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;

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(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;

(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;

(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;

(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

(8) reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis;

(9) reviewing policies for risk assessment and risk management and management’s monitoring and controlling of risk exposure, including the structure and sufficiency of the Company’s risk control organization, any significant changes to corporate risk control policies and significant risk control issues; and

(10) handling such other matters as are specifically delegated to the Audit Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Audit Committee, which is available at the Investor Relations tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met four times during 2012.

What are the responsibilities of the Compensation Committee?

The Compensation Committee is responsible for, among other things:

(1) determining, or recommending to the Board of Directors for determination, the compensation and benefits of all of our executive officers and non-employee directors;

(2) reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;

(3) administering our stock plans and other incentive compensation plans; and

(4) handling such other matters as are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation Committee, which is available at the Investor Relations tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. Pursuant to the charter, the Compensation Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties. In 2012, the Compensation Committee retained Compensation Advisory Partners LLC to conduct an analysis of the Company’s compensation package for the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee met five times during 2012.

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What are the responsibilities of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee is responsible for, among other things:

(1) selecting, or recommending to the Board of Directors for selection, nominees for election to the Board of Directors;

(2) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;

(3) monitoring our performance in meeting our obligations under our principles of corporate governance;

(4) monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company’s Code of Conduct and Code of Ethics; and

(5) handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the Investor Relations tab on our website at www.prestigebrands.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Secretary. The Nominating and Corporate Governance Committee met three times during 2012.

The Nominating and Corporate Governance Committee will consider as potential nominees for director individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.

The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors. Generally, candidates must have significant leadership, finance, consumer products and marketing experience, as discussed on page 10 of this Proxy Statement. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders.

What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee also considers diversity of age, gender and ethnic background and professional experience. Although the Board has not established specific goals with respect to diversity, the Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and better decision-making processes.

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PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee selected as our independent accounting firm for 2013?

The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for 2013. However, the Audit Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for 2013.

Is stockholder approval required for the appointment of an independent accounting firm for 2013?

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. However, the Audit Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.

Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

What fees were paid to our independent registered public accounting firm in 2012 and 2011?

For 2012 and 2011, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:

	2012	2011
Audit Fees	$983,273	$799,000
Audit-Related Fees	758,890	231,557
Tax Fees	118,272	-
All Other Fees	110,407	-
Total Independent Accountant’s Fees	$1,970,842	$1,030,577

Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consisted of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” For 2012, these services included the audit of the carve-out financial statements for the 17 brands acquired from GlaxoSmithKline plc. (the “GSK Acquisition”) in the fourth quarter of 2012 and services for due diligence related to the GSK Acquisition and other projects, as well as in connection with the financing for the GSK Acquisition. For 2011, these services included the audit of the financial statements for Blacksmith Brands Holdings, Inc., which we acquired on November 1, 2010, and due diligence services provided by PricewaterhouseCoopers LLP during 2011.

Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. In 2012, these services include assistance regarding federal, state and international tax compliance, customs and duties and tax planning.

All Other Fees. For 2012, consisted of fees for licensing software for accounting research.

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Has the Audit Committee determined PricewaterhouseCoopers LLP’s independence from the Company?

The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2012, all audit and non-audit services were approved in accordance with the Audit Committee’s pre-approval policy.

How many votes are needed to ratify the appointment of our independent accounting firm for 2013?

Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.

What does the Board of Directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD FOR THE RATIFICATION OF PricewaterhouseCoopers LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Why are we submitting this matter to you?

We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 26 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.

The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executed officers. Accordingly, the next advisory vote on executive compensation will occur at our 2013 Annual Meeting of Stockholders.

What are you being asked to vote on?

Stockholders are being asked to vote either for or against the following resolution:

RESOLVED, that the stockholders of Prestige Brands Holdings, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.

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Is this vote binding?

No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

What vote is required for approval of the Say-on-Pay proposal?

The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. However, even if this proposal is not approved by the required vote, the Board and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What does the Board recommend?

For all of the reasons discussed in our CD&A beginning on page 26 of this Proxy Statement, YOUR Board of Directors recommends that you vote on the white proxy card FOR the approval of the compensation of our named executive officers as described in this Proxy Statement.

PROPOSAL NO. 4 - GENOMMA’S BYLAW AMENDMENT REPEAL PROPOSAL

What are you being asked to vote on?

Genomma is asking our stockholders to repeal any amendment to the Company’s Bylaws adopted by your Board without stockholder approval after September 2, 2009 and prior to the effectiveness of the resolution described below.

Specifically, Genomma is asking our stockholders to vote either “For” or “Against” the following resolution:

RESOLVED, the Corporation’s By-Laws be and hereby are amended to repeal any new bylaw or any amendments to the By-Laws, enacted after September 2, 2009 and prior to the time of the enactment of this stockholder resolution, which have not been approved by the affirmative vote of the stockholders of the Corporation and no such By-Laws or amendments to the By-Laws may be reinstated or readopted by action of the Board without the affirmative vote of the holders of at least a majority of the shares represented at the meeting and entitled to vote on the subject matter, where a quorum is present.

What does the Board recommend?

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ON THE WHITE PROXY CARD AGAINST THE ADOPTION OF GENOMMA’S BYLAW AMENDMENT REPEAL PROPOSAL.

Under Delaware law and the Company’s organizational documents, your Board is charged with the responsibility of managing the Company. In order to permit your Board to carry out its responsibilities and correspondingly fulfill its fiduciary duties to the Company and its stockholders, both the Company’s Certificate of Incorporation and its Bylaws provide that your Board has the power to make, alter, amend or repeal the Bylaws. Genomma’s Bylaw Amendment Repeal Proposal seeks to repeal all amendments to the Bylaws adopted by your Board without stockholder approval after September 2, 2009 and prior to the effectiveness of such proposal without regard to the subject matter of any Bylaw amendment in question.

We believe that such an automatic, blanket repeal of any Bylaw amendment adopted by your Board without stockholder approval could have the effect of repealing one or more properly adopted Bylaw amendments that your Board has determined to be in the best interests of the Company and its stockholders and has adopted in furtherance of its fiduciary duties. It is important to note that, as a public company subject to the SEC’s proxy rules, it might be impracticable - if not impossible - for the Company to obtain stockholder approval for a necessary Bylaw amendment within a timeframe necessary to serve the best interests of the Company and its stockholders.

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In addition, as a legal matter, we believe that the Bylaw Amendment Repeal Proposal violates Delaware law because it conflicts with the Company’s Amended and Restated Certificate of Incorporation.

For these reasons, while your Board has not amended the Bylaws in any manner since September 2, 2009, and does not currently expect to adopt any amendments to the Bylaws prior to the 2012 Annual Meeting of Stockholders, we believe the Bylaw Amendment Repeal Proposal represents Genomma’s attempt to interfere with your Board’s ability to act in accordance with its fiduciary duties to you and therefore should be rejected. Approval of Genomma’s proposal to repeal Bylaw amendments requires the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of our common stock.

The Board recommends that you vote AGAINST Genomma’s Bylaw
Amendment Repeal Proposal on the WHITE proxy card.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 25, 2012 by: (1) each of our named executive officers; (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership of a five percent beneficial owner of our common stock was obtained from such beneficial owner’s Schedule 13G filed with the SEC. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage (1)
5% Stockholders:
FMR LLC (2)	7,564,118		15.0%
Dimensional Fund Advisors LP (3)	4,093,855		8.1%
First Manhattan Co. (4)	3,236,704		6.4%
Wells Fargo & Company (5)	2,500,891		5.0%
Directors and Named Executive Officers:
Matthew M. Mannelly (6)	502,454		*
Timothy J. Connors (7)	90,628		*
Eric S. Klee	-		*
Ronald M. Lombardi (8)	39,593		*
John Parkinson (9)	88,867		*
Paul A. Henessey (10)	9,128
John E. Byom	29,755		*
Gary E. Costley	33,858		*
Charles J. Hinkaty	18,674		*
Patrick M. Lonergan	35,058		*
All directors and executive officers as a group (11 persons)	926,190	(11)	1.8%

* Denotes less than one percent.

(1)	Percent is based on 50,465,933 shares of our common stock outstanding as of April 25, 2012.

(2)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 342,941 shares and sole dispositive power with respect to 7,564,118 shares. Edward C. Johnson 3d has sole dispositive power with respect to all such shares. The information disclosed herein was obtained from the Schedule 13G/A jointly filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 14, 2012.

(3)	The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,993,510 shares and sole dispositive power with respect to all of the reported shares. Dimensional Fund Advisors LP serves as investment advisor, sub-advisor and/or manager to certain investment companies, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 10, 2012.

(4)	The address for First Manhattan Co. is 437 Madison Avenue, New York, New York 10022. First Manhattan Co. has sole voting and dispositive power with respect to 904,650 shares, shared voting power with respect to 2,163,554 shares, and shared dispositive power with respect to 2,332,054 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by First Manhattan Co. on February 14, 2012.

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(5)	The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company has sole voting power with respect to 2,439,365 shares, sole dispositive power with respect to 2,493,376 shares, and shared dispositive power with respect to 0 shares. Wells Capital Management Incorporated holds sole voting power with respect to 2,439,365 shares and sole dispositive power with respect to 2,493,376 shares. Wells Fargo Funds Management, LLC has sole voting power with respect to 2,500,891 shares and sole dispositive power with respect to 2,493,376 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Wells Fargo & Company on behalf of itself and Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, N.A., and Wells Fargo Advisors LLC, on February 29, 2012.

(6)	Includes 450,000 shares of the Company’s common stock underlying stock options that vested and became exercisable on September 2, 2010 and September 2, 2011, each in the amount of 225,000.

(7)	Includes (i) 33,333 shares of the Company’s common stock underlying a stock option that vested and became exercisable on April 19, 2011, (ii) 33,333 shares of the Company’s common stock underlying stock options that vested and became exercisable on April 19, 2012; and (iii) 23,963 shares of the Company’s common stock underlying a stock option that will vest and become exercisable on May 10, 2012.

(8)	Includes (i) 6,373 shares of the Company’s common stock underlying options that vested and became exercisable on December 6, 2011 and (ii) 23,221 shares of the Company’s common stock underlying a stock option that will vest and become exercisable on May 10, 2012.

(9)	Includes (i) 20,386 shares of the Company’s common stock underlying a stock option, of which 6,795 shares vested and became exercisable on May 25, 2008 and 6,796 shares vested and became exercisable on each of May 25, 2009 and 2010; (ii) 22,143 shares of the Company’s common stock underlying a stock option, of which 7,381 shares vested and became exercisable on each of May 30, 2009, 2010 and 2011; (iii) 20,138 shares of the Company’s common stock underlying a stock option, of which 10,069 shares vested and became exercisable on each of April 8, 2011 and 2012; and (iv) 8,440 shares of the Company’s common stock underlying a stock option that will vest and become exercisable on May 10, 2012.

(10)	Includes 9,128 shares of Company’s common stock underlying a stock option that will vest and become exercisable on May 10, 2012.

(11)	Includes 721,563 shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of April 25, 2012.

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SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets forth certain information regarding our 2005 Long-Term Equity Incentive Plan as of March 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,948,843	(1)	$8.44	(2)	2,456,154	(3)

Equity compensation plans not approved by security holders	-		-		-
Total	1,948,843		$8.44		2,456,154

(1)	Consists of shares issuable pursuant to the exercise or conversion of outstanding stock options or restricted stock units.

(2)	Calculation of the weighted-average exercise price of outstanding awards includes stock options, but does not include restricted stock units that convert to shares of common stock for no consideration.

(3)	All of such shares may be issued pursuant to grants of full-value stock awards.

COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of our compensation for our named executive officers listed below:

•	Matthew M. Mannelly, our President and Chief Executive Officer;
•	Ronald M. Lombardi, our Chief Financial Officer;
•	Timothy J. Connors, our Executive Vice President, Sales and Marketing;
•	John F. Parkinson, our Senior Vice President, International;
•	Paul A. Hennessey, our Vice President, Operations; and
•	Eric S. Klee, our former Secretary and General Counsel.

Mr. Klee’s employment with the Company ended on February 29, 2012.

Executive Summary

The following is a brief overview of the information provided in this section.

Our Performance During 2012. During 2012, the Company’s AIP net sales and AIP EBITDA were $             and $            , respectively. These are the metrics measured for our Annual Cash Incentive Plan (“AIP”). AIP net sales is total revenues excluding revenues generated by the brands acquired by the Company in the GSK Acquisition. AIP EBITDA is operating income excluding operating income generated by the brands acquired by the Company in the GSK Acquisition and before depreciation and amortization and certain other legal and professional fees and acquisition -related costs. Please refer to Annex B for a reconciliation of non-GAAP AIP net sales and non-GAAP AIP EBITDA to GAAP total revenues and GAAP operating income, respectively, our most directly comparable financial measures presented in accordance with GAAP. All references in this Compensation Discussion and Analysis to “AIP net sales” and “AIP EBITDA” refer to the non-GAAP figures described above.

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Brief Summary of our Compensation Program for 2012.

•	The objective of our executive compensation program is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and its stockholders.

•	Compensation for our executive officers for 2012 included base salary, annual cash incentive awards, and long-term equity awards.

•	Annual cash incentive awards were earned based on the Company’s achievement of pre-determined performance goals related to AIP net sales and AIP EBITDA. The Company’s 2012 AIP net sales and AIP EBITDA were $ and $ , respectively. Pursuant to the 2012 Annual Cash Incentive Plan, our named executive officers received a bonus payout in an amount equal to % of their target bonus. In addition, the Compensation Committee increased the incentive compensation payable to each of Messrs. Mannelly, Lombardi, Connors and Parkinson based on outstanding individual performance throughout the year.

•	In 2012, long-term equity awards to our executive officers were comprised of restricted common stock that vest on the three-year anniversary of the date of grant and stock options that vest in three equal annual installments commencing on the first anniversary of the date of grant. In addition, Messrs. Mannelly, Lombardi, Connors and Parkinson were awarded restricted stock units for their performance in connection with the GSK Acquisition.

•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

Policies and Practices

•	Pursuant to our stock ownership guidelines, our executive officers are required to own a specified value of stock based on a multiple of base salary (4x, in the case of our Chief Executive Officer; 3x, in the case of our Chief Financial Officer, Chief Marketing Officer, and General Counsel; and 2x, in the case of our other senior executive officers.) Please see page 15 of this Proxy Statement for additional information regarding our Stock Ownership Guidelines.

•	Pursuant to our clawback policy, in the event that the Company is required to restate its financial statements, the Company will seek to recover from senior management any incentive-based compensation granted on and after May 10, 2011, for the three years immediately preceding the period for which the Company is required to restate, if such incentive compensation is a result of errors within the financial statements that are required to be restated.

What is the purpose of the Compensation Discussion and Analysis?

This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for its executive officers. Specifically, the following discussion will outline, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.

It is the intent of the Company, through the efforts of the Compensation Committee, to:

•	Motivate our leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our investors;
•	Attract and retain highly qualified senior leaders who can drive a global enterprise to success in today’s competitive marketplace;
•	Differentiate compensation so that it varies based on individual and team performance;
•	Establish executive compensation that is competitive with the compensation offered by similarly-situated companies;

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•	Focus management on both the Company’s short-term and long-term strategy, performance and success; and
•	Assess the Company’s risks, if any, related to its compensation practices and programs.

What are the overall objectives of our executive compensation programs?

The Compensation Committee is responsible for setting and administering the policies which govern executive compensation. The general philosophy of our executive compensation programs is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and its stockholders. The Company uses the following types of cash and equity compensation to compensate and reward its executive officers for their performance: base salary, a cash-based annual incentive plan and long-term equity awards comprised of restricted stock or restricted stock units and stock options. The Compensation Committee believes that the elements of compensation that it selected creates a flexible compensation package that focuses and rewards executives for short and long-term performance while aligning the interests of our executive officers with the interests of the Company’s stockholders.

Each element of executive compensation described above is determined based on:

•	the executive’s level of responsibility and function within the Company;
•	the executive’s performance within the Company;
•	the overall performance and profitability of the Company; and
•	executive compensation offered to similarly-situated executives at peer companies.

Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.

How are our executive compensation programs structured in order to address our objectives?

Performance. Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. The Compensation Committee believes that the use of performance-based compensation allows the Company to tailor the compensation paid to the executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, by utilizing threshold performance targets as a part of executive compensation, in the event the Company does not meet these targets, performance-based incentive compensation is entirely at-risk and is not paid to the executive officers; however, the Compensation Committee and Board generally retain and are entitled to exercise their discretion to increase or decrease the size of an award to an employee based on the employee’s individual performance or to pay awards that were not earned when the circumstances warrant – such as for employee morale and retention purposes.

Alignment. By motivating and incentivizing the executive officers with regard to the Company’s short and long-term goals, the Compensation Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.

Does the Compensation Committee use the services of an independent consultant?

Yes. During 2012, the Compensation Committee retained Compensation Advisory Partners LLC (“CAP”), to conduct an analysis of the Company’s compensation package for the Chief Executive Officer and for the other executive officers of the Company.

Does the Compensation Committee use a peer group of companies?

Yes. The group of peer companies identified by CAP, and approved by the Compensation Committee, is currently comprised of the following publicly-traded companies:

•	B&G Foods Holdings Corp.
•	Hain Celestial Group, Inc.

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•	Helen of Troy Limited
•	Hi Tech Pharmacal Co. Inc.
•	Inter Parfums, Inc.
•	Lifetime Brands, Inc.
•	Maidenform Brands, Inc.
•	Smart Balance, Inc.
•	USANA Health Solutions Inc.
•	WD-40 Company
•	Zep, Inc.

The peer group was developed by selecting consumer products companies that have a similar revenue base and market capitalization as the Company. Given the recent growth of the Company, the Compensation Committee is in the process of evaluating the peer group.

What are the elements of our executive compensation program and why do we pay them?

The following table provides additional information regarding the various elements of our executive compensation.

Pay Element	What the Pay Element Is Intended to Reward	Purpose of the Pay Element

Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Fixed element of compensation designed to recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.

Annual Cash Incentive Plan	Efforts to achieve annual target revenue and profitability	Variable element of compensation designed to reward the achievement of annual financial targets; ensures compensation is properly tailored to financial performance, including being completely at risk for failure to meet annual financial threshold targets.

Long-Term Incentives

Restricted Stock, Restricted
Stock Units and Stock Options

•   Efforts to achieve long-term revenue growth and profitability over the three or five year vesting period

•   Ability to increase and maintain stock price

•   Continued employment with the Company during the three or five year vesting period

Variable element of compensation designed to (i) provide a mix of long-term incentive awards; (ii) reward achievement of long-term financial performance and strategic corporate initiatives; and (iii) provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

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How do we determine the types and amounts of executive compensation?

In structuring executive compensation, the Compensation Committee has offered compensation packages targeted at the median level of total executive compensation offered to similarly-situated executive officers at companies in the Company’s peer group. In establishing the specific components of executive compensation, the Compensation Committee has based such decisions on the market data and recommendations based on such data provided to it by its independent compensation consultant as well as the strategic planning by the Compensation Committee and the Board.

Base Salary. Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his own compensation which is determined by the Compensation Committee and the Board of Directors). The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. During 2012, the Committee evaluated the base salary of the Chief Executive Officer and determined to make an adjustment based on his individual performance and the Company’s significant recent growth. As a result of that review, Mr. Mannelly’s salary was increased in November 2011 from $530,000 to $600,000, which was the first increase since he began with the Company in September 2009. None of the other named executive officers received a base salary increase during 2012. The base salaries paid to our named executive officers during 2012 are set forth in the “Salary” column of the Summary Compensation table on pages 37-38 of this Proxy Statement. The following table sets forth the base salaries to be paid to our named executive officers during 2013:

Name	2013 Salary
Mr. Mannelly	$600,000
Mr. Lombardi	$390,000
Mr. Connors	$370,000
Mr. Parkinson	$251,395
Mr. Hennessey	$248,400

Annual Cash Incentive Plan. As part of our executive compensation, we have established an annual cash incentive plan which provides our executive officers with the ability to receive additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the Annual Cash Incentive Plan as a performance-based component of executive compensation that motivates and incentivizes the executive officers for achieving the short-term goals of the Company and its stockholders.

At the start of a fiscal year, management and the Compensation Committee establish performance measures for the annual cash incentive plan. The Committee selected AIP net sales as a performance metric to drive consistent top-line growth and AIP EBITDA as a performance metric to drive stockholder value creation in terms of growth of earnings per share and free cash flow. Following the close of the fiscal year, management assesses the Company’s performance against the pre-determined performance targets for AIP net sales and AIP EBITDA on an annual basis and determines the amount, if any, of additional cash compensation earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed with the Company at the end of the Company’s fiscal year.

Each named executive officer has a target bonus, expressed as a percentage of his base salary, which, for 2012, were as follows: Mr. Mannelly, 100%, Mr. Lombardi, 60%; Mr. Connors, 50%; Mr. Parkinson, 40%; and Mr. Hennessey, 40%.

The following table indicates, for the 2012 Annual Cash Incentive Plan, the 2012 AIP net sales, AIP EBITDA and payout levels approved by the Compensation Committee that correspond to the threshold, target and maximum performance by the Company. In determining the amount of any payment under the 2012 Cash Incentive Plan, AIP net sales performance against the AIP net sales target is weighted 20% and AIP EBITDA performance against the AIP EBITDA target is weighted 80%. The named executive officers may earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance.

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Performance Level (Percent of Plan)	AIP net sales*	AIP EBITDA*	Payout (Percent of Annual Cash Incentive Payment) Amount
Threshold (95%)	$379,800,000	$112,900,000	50%
Target (100%)	$399,800,000	$118,800,000	100%
Maximum (105%)	$419,800,000	$124,700,000	200%

*AIP net sales is equal to total revenues excluding revenues generated by the brands acquired by the Company in the GSK Acquisition. AIP EBITDA is equal to operating income, excluding operating income generated by the brands acquired by the Company in the GSK Acquisition, and before depreciation and amortization and certain other legal and professional fees and acquisition-related costs.

Our 2012 AIP net sales and AIP EBITDA were $             and $             , respectively. Pursuant to the 2012 Annual Cash Incentive Plan, our named executive officers received a bonus payout in an amount equal to    % of their target bonus. In addition, the Compensation Committee increased the incentive compensation payable to each of Messrs. Mannelly, Lombardi, Connors and Parkinson based on their outstanding individual performance through the year. The 2012 Annual Cash Incentive Plan payouts and additional bonus payouts, respectively, to our named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation table on pages 37-38 of this Proxy Statement.

Performance Matrix for 2013. For the 2013 Annual Cash Incentive Plan, we have developed a performance matrix in which the threshold payout is 50% of target bonus, the target amount is 100% of the target bonus and the maximum payout is 200% of target bonus. Furthermore, the performance goals established under the 2013 Annual Cash Incentive Plan are exclusive of one-time items and any acquisitions or divestitures that the Company may make during such time period. As a result, in the event the Company consummates an acquisition or a divestiture in 2013, the Compensation Committee has the discretion to modify the performance goals after considering the effect of such acquisition or divestiture on the expected financial performance of the Company.

Equity Awards.    Executive officers of the Company are eligible to receive equity awards under our 2005 Long-Term Equity Incentive Plan. Awards under the 2005 Long-Term Equity Incentive Plan help relate a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the 2005 Long-Term Equity Incentive Plan, our executive officers have received restricted common stock, restricted stock units and stock options.

Restricted Stock and Restricted Stock Unit Awards

On May 10, 2011, the Compensation Committee granted restricted common stock to certain executive officers, including Messrs. Lombardi, Connors, Parkinson, Hennessey and Klee, and additional employees of the Company. These grants vest three years after the date of grant. In addition, the Compensation Committee made an additional grant of restricted stock units to each of Messrs. Mannelly, Lombardi, Connors and Parkinson on January 25, 2012 for their performance in connection with the GSK Acquisition. These restricted stock units vest in three equal installments commencing on the one-year anniversary of the date of grant.

Stock Option Awards

On May 10, 2011, certain executive officers, including Messrs. Lombardi, Connors, Parkinson, Hennessey and Klee, and additional employees of the Company received grants of stock options for a specified number of shares with an exercise price of $11.27. The stock options vest in three equal annual installments commencing on the one-year anniversary of the date of grant. The term of the stock options is 10 years from the date of grant. Mr. Mannelly did not receive any stock options at this time.

Overall Philosophy and Objectives Regarding Equity Awards

The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize the management to achieve the long-term performance goals (including stock price appreciation) of the Company and its stockholders. In addition, under the 2005 Long-Term Equity Incentive Plan, the restricted stock, restricted stock units and stock options awarded to management are subject to acceleration under certain circumstances, including a change-in-control of the Company. With regard to change-in-control payments, the Compensation Committee believes that the additional compensation that a grantee would be entitled to receive in connection with a change-in-control of the Company is in the best interests of the Company as such additional compensation is necessary to retain the grantees (who would be instrumental in effectuating such change-in-control transaction) in the Company’s employ while a change-in-control transaction is being contemplated, negotiated and consummated. For more information regarding change-in-control benefits, please see the section titled “Severance and Change-in-Control Provisions” below.

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The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because:

•	the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;
•	paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation Committee; and
•	the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

The Compensation Committee determined executive equity awards based on discussions by the Compensation Committee and the Board of Directors with our Chief Executive Officer. In addition, Messrs. Lombardi and Hennessey’s employment agreements specify that any equity granted to the executive will have a value equal to 150% and 100%, respectively, of the executive’s then-current salary, provided that the Board may in its discretion provide that the value of the grant will be no less than 120% or no greater than 180%, or no less than 80% or no greater than 120%, respectively, of the executive’s then-current base salary.

Severance and Change-in-Control Provisions. All of the Company’s executive officers have executed employment agreements with the Company that provide for severance benefits in the event their employment with the Company is terminated under specific circumstances. In addition, the Company’s 2005 Long-Term Equity Incentive Plan provides certain benefits to the recipients of equity awards under certain circumstances. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment under certain circumstances and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters – Potential Payments Upon Termination or Change-in-Control,” “Executive Compensation and Other Matters – Employment Agreements” and “Executive Compensation and Other Matters – Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

Pursuant to the terms of the equity award agreements between the Company and its employees, in the event there is a change-in-control of the Company, the shares of restricted common stock, restricted stock units and stock options granted to the employees will vest upon the consummation of a change-in-control of the Company, even if they remain employed by the Company after such change-in-control. None of the Company’s employees have a single trigger (payment without a termination condition) for cash compensation upon the consummation of a change-in-control of the Company.

The Company has agreed to vest equity granted under the 2005 Long-Term Equity Incentive Plan in connection with a change-in-control of the Company in order to retain the grantees during any period in which the Company contemplates, negotiates and is in the process of consummating a change-in-control of the Company. The participation of the grantees in a change-in-control transaction would be critical to quickly and efficiently consummating a change-in-control transaction and the accelerated vesting of the equity awards would help retain the grantees and maintain their focus and attention on the transaction while it may be pending.

How have we performed against our performance targets and how has our performance affected compensation?

For each fiscal year, the Company establishes a performance plan against which the Company’s actual financial results are measured for purposes of determining performance-based compensation to be paid to the Company’s employees. In connection with the performance plan, the Compensation Committee and the Board of Directors approve a performance matrix for each fiscal year that mandates performance-based compensation, if any, that will be paid to employees based on various combinations of AIP net sales and AIP EBITDA performance by the Company. Each performance matrix has threshold, target and maximum payment levels and, depending on the Company’s performance, an employee may earn no performance-based compensation or a payment of performance-based compensation on a sliding-scale between a minimum (threshold) amount and a maximum amount, inclusive of the target amount, based on the Company’s AIP net sales and AIP EBITDA performance.

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The Company’s 2012 AIP net sales and AIP EBITDA were $             and $             , respectively. Pursuant to the 2012 Annual Cash Incentive Plan and the performance-based shares of restricted common stock granted under the 2005 Long-Term Equity Incentive Plan, our employees received a bonus payout in an amount equal to    % of their target bonus, subject to certain percentage increases or decreases based on individual performance reviews. In certain cases, incentive compensation was increased based on outstanding individual performance throughout the year.

How much performance-based compensation can be earned in 2013?

The amount of incentive cash compensation payable to executive officers for 2013 ranges from 50% (threshold) to 200% (maximum) of their respective target bonuses as set forth in the tables that follow. If our 2013 AIP net sales or AIP EBITDA performance does not achieve a minimum level, no incentive cash compensation will be payable to the Company’s employees despite the level of AIP net sales or AIP EBITDA performance, as applicable.

The following table sets forth the approximate amount of cash incentive payments under the 2013 Annual Cash Incentive Plan that the named executive officers would receive based upon the achievement of certain levels of performance:

Name	Threshold Award	Target Award	Maximum Award (irrespective of amount of growth)
Mr. Mannelly	$300,000	$600,000	$1,200,000
Mr. Lombardi	$117,000	$234,000	$468,000
Mr. Connors	$92,500	$185,000	$370,000
Mr. Parkinson	$50,279	$100,558	$201,116
Mr. Hennessey	$49,680	$99,360	$198,720

In setting pay, did the Compensation Committee take into consideration last year’s advisory stockholder vote on executive compensation?

Yes. At the 2011 annual meeting of stockholders, approximately 92% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2011 Proxy Statement.  In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to our named executive officers and the Company's overall compensation program enjoy strong stockholder support.

Also, at the 2011 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis.  Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholders votes on the compensation of executive officers.

What policies are there on timing when equity awards are made?

If the Company grants equity awards to its employees, the Company typically grants such equity awards as soon as practicable after the beginning of a fiscal year. The Company intends to grant equity awards to certain executive officers and additional employees on May 10, 2012. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation Committee has fully reviewed all aspects of the awards, including, without limitation, the value of the awards and the vesting period. The Company does not have any policy of coordinating the timing of equity award grants with the release of material non-public information.

What factors are considered in decisions to materially modify compensation?

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially. We do not have any set formula for determining the amount of each compensation element as a percentage in our executive officers’ compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for talent.

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What is the effect of accounting and tax treatments on compensation?

The accounting and tax treatments of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to the Company’s executive officers. In addition, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee’s future selection of differing types of equity awards.

What are the respective roles of the Compensation Committee, its consultant and our executive officers in determining executive compensation?

Executive Officer Compensation. Mr. Mannelly, our President and Chief Executive Officer, with the assistance of certain members of senior management, participates in discussions with, and makes recommendations to, the Compensation Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Mannelly is assisted by certain members of senior management and an independent compensation consultant in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation Committee.

Chief Executive Officer Compensation. The Compensation Committee and the Board of Directors are responsible for establishing Mr. Mannelly’s compensation package. The Compensation Committee consulted with its independent compensation consultant in determining the compensation to be awarded to Mr. Mannelly in 2010 and again in connection with adjusting his base salary in 2011.

COMPENSATION COMMITTEE REPORT

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2012.

MEMBERS OF THE COMPENSATION COMMITTEE

Charles J. Hinkaty (Chairman)
John E. Byom
Gary E. Costley
Patrick M. Lonergan

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Who are our Executive Officers?

Our executive officers are as follows:

Name	Age	Position

Matthew M. Mannelly	54	President and Chief Executive Officer
Jean A. Boyko, Ph.D.	56	Senior Vice President, Science and Technology
Timothy J. Connors	45	Executive Vice President, Sales and Marketing
Samuel C. Cowley	52	General Counsel, Vice President, Business Development and Secretary
Paul A. Hennessey	45	Vice President, Operations
Ronald M. Lombardi	48	Chief Financial Officer
John Parkinson	59	Senior Vice President, International

What are the backgrounds of our executive officers?

Biographical information for Mr. Mannelly is set forth above under “Proposal No. 1 – Election of Directors.”

Jean A. Boyko, Ph.D., Senior Vice President, Science and Technology, has served as Senior Vice President, Science and Technology of the Company since May 2007 and previously served as Senior Vice President, Quality Assurance and Regulatory Affairs of the Company since August 2006. From 2001 to 2005, Dr. Boyko was employed by Purdue Pharma L.P. as an Executive Director for Manufacturing Quality from 2003 to 2005 and as Research QA from 2001 to 2003. From 1980 to 2001, Dr. Boyko was employed by Block Drug Company, Inc., where she held positions of increasing responsibility through Vice President, Quality Services. Dr. Boyko was also previously employed by Schering Plough Research Institute and Hoechst Roussel Pharmaceutical Inc. Dr. Boyko received a B.A., M.S. and Ph.D. from Rutgers University.

Timothy J. Connors, Executive Vice President, Sales and Marketing, has served as Executive Vice President, Sales and Marketing of the Company since January 1, 2011 and previously served as Chief Marketing Officer of the Company from April 2010 until January 2011. From July 2005 to April 2010, Mr. Connors was employed by Matrixx Initiatives, Inc. as Vice President of Marketing from June 2007 to March 2010 and as Director of Sales and Marketing from July 2005 to June 2007. Prior to joining Matrixx Initiatives, Mr. Connors was a partner at the Emerson Group from August 1998 to June 2005. From 1988 to 1998, Mr. Connors held a number of sales and marketing positions with Benckiser Consumer Products Inc., The Clorox Company, and Nestlé Foods. Mr. Connors received a B.S. from Pennsylvania State University.

Samuel C. Cowley, General Counsel, Vice President, Business Development and Secretary, has served as General Counsel, Vice President, Business Development and Secretary of the Company since February 2012. From May 2008 until its sale in February 2011, he served as Executive Vice President, Business Development, General Counsel and Secretary of Matrixx Initiatives, Inc. Prior to joining Matrixx, he was Executive Vice President, General Counsel and Secretary with Swift Transportation Co., Inc. from March 2005 until its sale in May 2007. Following the sales of Matrixx and Swift, he worked as a corporate attorney and investor. He practiced law in the business and finance group with the firm of Snell & Wilmer, LLP from March 1990 until March 2005 and prior to that with the law firm of Reid & Priest. Mr. Cowley received a B.A. from Brigham Young University and a J.D. from Cornell University.

Paul A. Hennessey, Vice President, Operations, has served as Vice President, Operations of the Company since March 2011. Prior to joining the Company, Mr. Hennessey was employed by Pfizer Consumer Healthcare/Wyeth from 1992 to February 2010, where he held positions of increasing responsibility through Assistant Vice President, Strategic Category Leader, which position he held from August 2005 until February 2010. From March 2010 to March 2011, he worked as an independent consultant. Mr. Hennessey was also previously employed by Nabisco Biscuit Company and the Shulton Division of American Cyanamid Company. Mr. Hennessey received a B.S. from Rutgers College of Engineering and an M.B.A. from Rutgers University.

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Ronald M. Lombardi, Chief Financial Officer, has served as Chief Financial Officer of the Company since December 6, 2010.  Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings as Chief Financial Officer.  From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings.  Mr. Lombardi was employed by Cannondale Sports Group as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008.  From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc.  Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries.  Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and is a licensed CPA.

John Parkinson, Senior Vice President, International, has served as Senior Vice President, International of the Company since March 2005. From September 1999 to February 2005, Mr. Parkinson was employed by ConAgra Foods Inc. where he was the Business Director, Asia Pacific, from February 2002 to February 2005 and Business Director, Asia Pacific, Grocery Division, from September 1999 to February 2002. From January 1998 to September 1999, Mr. Parkinson served as a consultant to the Tait Group Inc., where he assisted senior management with new business development projects. From November 1984 to January 1998, Mr. Parkinson held positions of increasing responsibility at the Tait Group, where he was a Managing Director for Tait Asia Ltd. from January 1993 to January 1998 and a General Manager for Tait Taiwan from November 1984 to January 1993. Mr. Parkinson was also previously employed by Harrisons + Smurthwaite Ltd., Boyd Briggs + Co. Ltd. and Monsanto Ltd. Mr. Parkinson received a B.A. from the University of Leeds in the United Kingdom.

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SUMMARY COMPENSATION TABLE

The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during 2010, 2011 and 2012. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.

								Non-
								Equity
								Incentive
					Stock	Option		Plan	All
					Awards	Awards		Compensation	Other
Name and Principal	Fiscal	Salary	Bonus		(1)	(2)		(3)	Compensation		Total
Position	Year	($)	($)		($)	($)		($)	($)		($)
Matthew M. Mannelly	2012	$556,154	$196,325	(4)	$620,500	-		$	$9,915	(5)	$
President and Chief	2011	$530,000	$60,310	(6)	-	-		$939,690	$10,975	(5)		$1,540,975
Executive Officer	2010	$299,667	$175,000	(7)	$966,600	$4,083,750		$380,000	$1,430	(5)		$5,907,347
Ronald M. Lombardi	2012	$370,000	$84,360	(4)	$511,713	$406,129		$	$10,958	(5)	$
Chief Financial Officer (8)	2011	$119,301	$25,000	(6)	$58,798	$117,588		$144,322	$3,930	(5)		$468,939
	2010
Timothy J. Connors	2012	$350,000	$66,500	(4)	$394,048	$419,107		$	$8,071	(5)	$
Executive Vice President,	2011	$305,902	$192,500	(10)	-	$498,000		$207,500	$128,916	(11)		$1,332,818
Sales and Marketing (9)	2010
John F. Parkinson	2012	$242,553	$16,864	(4)	$135,282	$147,616		$			$
Senior Vice President,	2011	$221,900	-		$71,610	$145,390		$196,714	$8,653	(5)		$644,267
International (12)	2010	$217,000	-		-	-		$126,945	$6,171	(5)		$350,116
Paul A. Hennessey	2012	$240,000			$79,206	$159,660		$	$9,165	(5)	$
Vice President, Operations (13)
Eric S. Klee *	2012	$229,396	$50,000		$20,624	$76,759	(14)	-	$395,385	(15)		$772,163
Secretary and General Counsel	2011	$250,000	-		$82,500	$167,500		$197,000	$9,750	(5)		$706,750

* Mr. Klee served as General Counsel and Secretary of the Company until February 29, 2012.

(1)	The amounts shown in this column reflect the grant date fair value of restricted common stock and restricted stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted common stock and restricted stock unit awards is based on the market value of the Company’s common stock on the grant date.

(2)	The amounts shown in this column reflect the grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model, please see Note to the financial statements contained in our Annual Report on Form 10-K for 2012, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(3)	Non-equity incentive plan awards are accrued for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

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(4)	Represents a discretionary bonus paid to the named executive officer based on the Company’s performance in 2012.

(5)	Represents a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

(6)	Represents a discretionary bonus paid to the named executive officer based on the Company’s performance in 2011.

(7)	Represents a signing bonus paid to Mr. Mannelly pursuant to his employment agreement with the Company.

(8)	Mr. Lombardi’s employment with the Company commenced on December 6, 2010.

(9)	Mr. Connors’ employment with the Company commenced on April 19, 2010. Effective as of January 1, 2011, Mr. Connors was promoted to Executive Vice President, Sales and Marketing with an annualized base salary of $350,000.

(10)	Consists of (i) a guaranteed bonus of $142,500; and (ii) a $50,000 discretionary bonus paid to Mr. Connors based on the Company’s performance in 2011.

(11)	Consists of (i) the payment to Mr. Connors of relocation costs in the amount of $125,000; and (ii) $3,916 matching contribution by the Company on Mr. Connors’ behalf to the Company’s 401(k) plan.

(12)	All compensation, other than equity awards, is paid in Great British Pounds and is converted to U.S. Dollars at the average exchange rate for the month paid or incurred.

(13)	Mr. Hennessey’s employment with the Company commenced on March 4, 2011.

(14)	In addition to the grant date fair value of stock option awards granted in fiscal year 2012, includes the incremental fair value of (i) $33,852 related to the acceleration of 11,601 options with a grant date of April 8, 2010, and (ii) $1,327 related to the acceleration of 2,377 options with a grant date of May 10, 2011.

(15)	Consists of (i) $345,000 of severance payments; (ii) consulting fees in the amount of $20,000; (iii) $8,743 matching contributions by the Company on Mr. Klee’s behalf to the Company’s 401(k) plan and (iv) $21,642 for medical insurance premiums paid by the Company during the severance period.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

The following Grants of Plan-based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2012. The non-equity incentive plan awards were granted pursuant to the 2012 Annual Cash Incentive Plan and the equity incentive plan awards were granted pursuant to the 2005 Long-Term Equity Incentive Plan. The equity incentive plan awards were comprised of restricted common stock and stock options. The column titled “Estimated Future Payouts Under Equity Incentive Plan Awards” has been omitted since there were no performance-based equity awards granted by the Company to the named executive officers in 2012.

								Grant
					All Other	All Other		Date
					Stock	Option		Fair
					Awards:	Awards:	Exercise	Value of
					Number of	Number of	or Base	Stock
		Estimated Future Payouts Under			Shares or	Securities	Price of	And
		Non-Equity Incentive Plan Awards			Stock of	Underlying	Option	Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)(4)

Mr. Mannelly	5/10/11 (1)	238,500	477,000	954,000
	1/25/12 (5)				50,000			$620,500
Mr. Lombardi	5/10/11 (1)	111,000	222,000	444,000			$11.27	$406,129
	5/10/11 (3)					69,662		$201,463
	5/10/11 (2)				17,876			$310,250
	1/25/12 (5)				25,000
Mr. Connors	5/10/11 (1)	87,500	175,000	350,000			$11.27	$419,107
	5/10/11 (3)					71,888		$207,898
	5/10/11 (2)				18,447			$186,150
	1/25/12 (5)				15,000
Mr. Parkinson	5/10/11 (1)	51,413	102,825	205,650			$11.27	$147,616
	5/10/11 (3)					25,320		$73,232
	5/10/11 (2)				6,498			$62,050
	1/25/12 (5)				5,000
Mr. Hennessey	5/10/11 (1)	48,000	96,000	192,000			$11.27	$159,660
	5/10/11 (3)					27,386		$79,206
	5/10/11 (2)				7,028
Mr. Klee*	5/10/11 (1)	50,000	100,000	200,000			$11.27	$41,580
	5/10/11 (3)					7,132		$20,624
	5/10/11 (2)				1,830

*	Mr. Klee served as General Counsel and Secretary of the Company until February 29, 2012.

(1)	Represents the date on which the named executive officer became eligible for a cash incentive payment under the 2012 Annual Cash Incentive Plan.

(2)	Represents the date on which restricted stock was granted to the named executive officer, which vests on the three-year anniversary of the date of grant.

(3)	Represents the date on which stock options were granted to the named executive officer. The stock options vest in three equal annual installments commencing on the first anniversary of the date of grant.

(4)	Represents the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718.

(5)	Represents the date on which restricted stock units were granted to the named executive officer. The restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant.

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Narrative Disclosure for the Summary Compensation Table and Grants of Plan-based Awards Table

What was the effect of employment agreements on executive compensation?

Certain elements of the executive compensation presented in the tables above were expressly included in the executive’s employment agreement with the Company and therefore not subject to the discretion of the Compensation Committee. For example, the initial equity grants made to Messrs. Lombardi and Connors in 2011 and the relocation payment made to Mr. Connors were governed by express provisions in their respective employment agreements with the Company.

What part of executive compensation was comprised of non-equity incentive plan awards?

Pursuant to the terms of the non-equity incentive plan awards, based on the Company’s financial performance, the named executive officers may receive no cash payment or a cash payment ranging from a threshold amount to a maximum amount, inclusive of the target amount, based on the Company’s performance and a performance grid approved by the Compensation Committee. For 2010, 2011 and 2012, employees of the Company received 130%, 197%, and    % respectively, of their target bonus payments under the applicable Annual Cash Incentive Plan, subject to a discretionary increase or decrease of the cash payment based on the employee’s individual performance during the applicable year.

What part of executive compensation was comprised of equity incentive plan awards?

Restricted Stock and Units. On September 2, 2009, Mr. Mannelly received a grant of restricted common stock which vests in five equal amount installments commencing on September 2, 2010. On April 8, 2010, certain named executive officers received a grant of restricted stock units which vest on April 8, 2013. On December 6, 2010, Mr. Lombardi received a grant of restricted stock units which vest on December 6, 2013. On May 10, 2011, certain named executive officers received a grant of restricted stock units which vest on May 10, 2015. On January 25, 2012, certain named executive officers received a grant of restricted stock units which vest in three equal annual installments commencing on January 25, 2013.

Stock Options. On September 2, 2009, Mr. Mannelly received a stock option award which vests in five equal annual installments commencing on September 2, 2010.  The stock option award has an exercise price equal to $7.16 which equals the closing price of our common stock on the NYSE on September 2, 2009.  The stock option award has a term of ten years and expires on September 2, 2019. On April 8, 2010, certain named executive officers received grants of stock options which vest in three equal annual installments commencing on April 8, 2011. The stock options have an exercise price equal to $9.03 which equals the closing price of our common stock on the NYSE on April 8, 2010. The stock options have a term of ten years and expire on April 7, 2020. On April 19, 2010, Mr. Connors received a stock option award which vests in three equal annual installments commencing on April 19, 2011.  The stock option award has an exercise price equal to $9.45 which equals the closing price of our common stock on the NYSE on April 19, 2010.  The stock option award has a term of ten years and expires on April 18, 2020.  On December 6, 2010, Mr. Lombardi received a stock option award which vests in three equal annual installments commencing on December 6, 2011.  The stock option award has an exercise price equal to $11.90 which equals the closing price of our common stock on the NYSE on December 6, 2010.  The stock option award has a term of ten years and expires on December 5, 2020.  On May 10, 2011, certain named executive officers received grants of stock options which vest in three equal annual installments commencing on May 10, 2012. The stock options have an exercise price equal to $11.27 which equals the closing price of our common stock on the NYSE on May 10, 2011. The stock options have a term of ten years and expire on May 9, 2021.

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OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table summarizes the equity awards made to the named executive officers that were outstanding as of March 31, 2012.

	Option Awards						Stock Awards
									Market
									Value of
	Number		Number						Shares or
	Of		Of				Number		Units of
	Securities		Securities				Of Shares		Stock
	Underlying		Underlying				Or Units		That Have
	Unexercised		Unexercised		Option		Of Stock		Not
	Options		Options		Exercise	Option	That Have		Vested
	(#)		(#)		Price	Expiration	Not Vested		(1)
Name	Exercisable		Unexercisable		($)	Date	(#)		($)

Mr. Mannelly	450,000	(2)	675,000	(3)	$7.16	9/2/2019	81,000	(4)	1,415,880
							50,000	(5)	874,000

Mr. Lombardi	6,373	(6)	12,747	(7)	$11.90	12/5/2020	4,941	(8)	86,369
			69,662	(9)	$11.27	5/9/2021	17,876	(10)	312,472
							25,000	(5)	437,000

Mr. Connors	33,333	(11)	66,667	(12)	$9.45	4/18/2020
			71,888	(9)	$11.27	5/9/2021	18,447	(10)	322,454
							15,000	(5)	262,200

Mr. Parkinson	20,386	(13)			$12.86	5/24/2017
	22,143	(14)			$10.91	5/29/2018
	10,069	(15)	20,139	(16)	$9.03	4/7/2020	7,930	(17)	138,616
			25,320	(9)	$11.27	5/9/2021	6,498	(10)	113,585
							5,000	(5)	87,400

Mr. Hennessey	-		27,386	(9)	$11.27	5/9/2021	7,028	(10)	122,849

Mr. Klee*	-		-		-	-	-		-

*Mr.Klee served as General Counsel and Secretary of the Company until February 29, 2012.

(1)	Represents the value of non-vested shares of restricted stock units on March 31, 2012 which was calculated using $17.48 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2012.

(2)	Represents the vested portion of stock options granted to Mr. Mannelly on September 2, 2009 of which 225,000 vested on September 2, 2010 and 225,000 vested on September 2, 2011.

(3)	Represents the non-vested portion of stock options granted to Mr. Mannelly on September 2, 2009, which shall vest in three remaining equal annual installments commencing on September 2, 2012.

(4)	Represents the non-vested portion of restricted common stock granted to Mr. Mannelly on September 2, 2009, which shall vest in three equal annual installments commencing on September 2, 2012.

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(5)	Represents the non-vested portion of restricted stock units granted to the named executive officer on January 25, 2012, which shall vest in three equal annual installments commencing January 25, 2013.

(6)	Represents the vested portion of stock options granted to Mr. Lombardi on December 6, 2010, which vested on December 6, 2011.

(7)	Represents the non-vested portion of stock options granted to Mr. Lombardi on December 6, 2010, which shall vest in two equal annual installments commencing on December 6, 2012.

(8)	Represents the non-vested restricted stock units granted to Mr. Lombardi on December 6, 2010, which shall vest on December 6, 2013.

(9)	Represent the non-vested portion of stock options granted to the named executive officer on May 10, 2011, which shall vest in three equal annual installments commencing on May 10, 2012.

(10)	Represents the non-vested common stock granted to the named executive officer on May 10, 2011, which shall vest on May 10, 2014.

(11)	Represents the vested portion of stock options granted to Mr. Connors on April 19, 2010, which vested on April 19, 2011.

(12)	Represents the non-vested stock options granted to Mr. Connors on April 19, 2010, which shall vest in two equal annual installments commencing on April 19, 2012.

(13)	Represents the stock options granted to the Mr. Parkinson on May 25, 2007, which vested in equal annual installments on May 25, 2008, 2009 and 2010.

(14)	Represents the vested portion of stock options granted to Mr. Parkinson on May 30, 2008, which vested in equal annual installments on May 30, 2009, 2010 and 2011.

(15)	Represents the vested portion of stock options granted to Mr. Parkinson on April 8, 2010, which vested on April 8, 2011.

(16)	Represents the non-vested portion of stock options granted to Mr. Parkinson on April 8, 2010, which shall vest in two equal annual installments commencing on April 8, 2012.

(17)	Represents restricted stock units granted to Mr. Parkinson on April 8, 2010, which shall vest on April 8, 2013.

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2012 OPTION EXERCISES AND STOCK VESTED

During 2012, except for the vesting of certain shares of restricted common stock granted to Messrs. Mannelly, Parkinson and Klee and the exercise of certain stock options by Mr. Klee, none of our named executive officers exercised any stock options and none of the restricted common stock and restricted stock units granted under the 2005 Long-Term Equity Incentive Plan to our named executive officers vested.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Mr. Mannelly	-		-		27,000	(1)	$271,350	(2)
Mr. Lombardi	-		-		-		-
Mr. Connors	-		-		-		-
Mr. Parkinson	-		-		9,050	(3)	$116,383	(4)
Mr. Hennessey	-		-		-		-
Mr. Klee*	30,344	(5)	204,520	(6)	3,128	(3)	$40,226	(5)

* Mr. Klee served as General Counsel and Secretary of the Company until February 29, 2012.

(1)	Represents the number of shares that vested on September 2, 2011 pursuant to a restricted stock award Agreement with the Company.

(2)	Calculated using $10.05 per share, the closing price of the Company’s common stock on September 2, 2011.

(3)	Represents the number of shares that vested on May 30, 2011 pursuant to a performance based restricted stock award granted on May 30, 2008.

(4)	Calculated using $12.86 per share, the closing price of the Company’s common stock on May 27, 2011, the last day of trading prior to the May 30, 2011 vesting date.

(5)	In March 2012, Mr. Klee executed all of his then outstanding stock options.

(6)	Calculated using the actual proceeds received by Mr. Klee at a weighted average selling price of $16.38 per share.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our named executive officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change-in-control of the Company.

In order for a named executive officer to receive the payment and/or benefits to which he is entitled pursuant to any applicable employment agreement, he must execute and deliver to the Company a release in a form satisfactory to the Company. So long as any named executive officer who is receiving severance payments and/or benefits from the Company has not breached any applicable restrictive covenants (including, without limitation, non-compete, non-solicitation, non-disparagement and/or confidentiality agreements), the Company will continue to make any required payments. In the event a named executive officer breaches any applicable restrictive covenant, the Company will cease making any future payments and providing any other benefits to the named executive officer, and will also consider pursuing all legal and equitable remedies available to the Company under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our named executive officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company. The following information has been prepared based on the assumption that the named executive officer’s employment was terminated, or a change-in-control of the Company occurred, on March 31, 2012. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $17.48 the closing price for our common stock on March 30, 2012.

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Name	Termination By Company Without Cause ($)		Termination By Named Executive Officer With Good Reason ($)		Death ($)	Disability ($)	Termination in Connection with Change-in- Control ($)		Change-in- Control (Absent Termination) ($) (6)
Mr. Mannelly	$2,244,950	(1)	$2,244,950	(1)	-	-	$8,602,524	(2)	$4,022,365
Mr. Lombardi	$801,366	(3)	$801,366	(3)	-	-	$1,158,867	(4)	$357,501
Mr. Connors	$716,627	(3)	$716,627	(3)	-	-	$1,300,764	(4)	$584,137
Mr. Parkinson	$414,937	(5)	$414,937	(5)	-	-	$661,783	(4)	$246,845
Mr. Hennessey	$428,222	(3)	$428,222	(3)			$559,439	(4)	$131,217

(1)	Pursuant to Mr. Mannelly’s Employment Agreement, he is entitled to receive 1.5 times the sum of (i) his base salary and (ii) his average annual incentive bonus calculated pursuant to the terms of his Employment Agreement with the Company.

(2)	Assumes that Mr. Mannelly was terminated without cause or resigned for good reason in connection with a change-in-control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason, the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money” and the estimated gross-up payment to cover any excise taxes imposed under Section 280G of the Internal Revenue Code that Mr. Mannelly would be entitled to pursuant to his employment agreement with the Company. The estimated gross-up payment is calculated to be $2,335,209. The estimated gross-up payment was calculated based on a 280G exercise tax rate of 20% and a blended tax rate of 39.6% for Federal, State and Medicare withholding taxes.

(3)	Pursuant to the named executive officer’s Employment Agreement, he is entitled to receive the sum of (i) his base salary; (ii) his average annual incentive bonus calculated pursuant to the terms of his Employment Agreement with the Company; and (iii) a medical benefits subsidy.

(4)	Assumes that the named executive officer was terminated without cause or resigned for good reason in connection with a change-in-control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason, the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money.”

(5)	Pursuant to Mr. Parkinson’s Employment Agreement, he is entitled to receive the sum of (i) his base salary (ii) his 2012 Annual Cash Incentive Plan payment and (iii) a medical benefits subsidy.

(6)	Reflects the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money.”

Effective February 29, 2012, Eric S. Klee resigned his position as the Company’s General Counsel and Secretary. Pursuant to Mr. Klee’s employment agreement with the Company, Mr. Klee received one year’s salary ($250,000) plus his average annual incentive bonus ($97,000) and certain medical coverage ($21,642). In addition, he received $50,000 and $20,000 respectively for his 2012 bonus and consulting fees. The Company also accelerated the vesting of certain stock options held by Mr. Klee to purchase 11,601 shares of the Company’s common stock at an exercise price of $9.03 per share and 2,378 shares of the Company’s common stock at an exercise price of $11.27 per share, which would otherwise have vested in April and May of 2012, respectively.

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For additional information regarding payments required to be made to a named executive officer pursuant to his employment agreement or any other arrangement with the Company in connection with a termination of employment and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters – Employment Agreements” and “Executive Compensation and Other Matters – Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

Do any Named Executive Officers have employment agreements?

Yes. We have employment agreements with Messrs. Mannelly, Lombardi, Connors, Parkinson and Hennessey.

What are the terms of Mr. Mannelly’s employment agreement?

On September 2, 2009, the Company entered into an Employment Agreement with Mr. Mannelly setting out the terms of his employment (the “Mannelly Employment Agreement”). The Mannelly Employment Agreement has an initial term of three years and thereafter will renew for consecutive one-year terms unless six (6) months prior notice of non-renewal is tendered by either party.

Mr. Mannelly earned an annual base salary of $600,000 and is eligible to participate in the Company’s annual incentive bonus plan with an annual target bonus equal to 100% of his base salary.

In connection with his employment, Mr. Mannelly received two equity awards under the Company’s 2005 Long-Term Equity Incentive Plan. He received an award of options to purchase 1,125,000 shares of the Company’s common stock and an award of 135,000 shares of restricted common stock. Each award will vest in equal installments over five years, provided he is an employee in good standing on the applicable vesting dates.

If Mr. Mannelly’s employment is terminated by the Company without cause or by Mr. Mannelly for good reason, he would receive a payment of earned salary, expense reimbursement, vacation pay, and any payments due to him under the Company’s benefits plans. He would also receive, after Mr. Mannelly’s execution of a release in a form satisfactory to the Company, a payment of 1.5 times the sum of his annual base salary and average annual incentive bonus (as defined in the Mannelly Employment Agreement) for the three years preceding his termination. In addition to these payments, if Mr. Mannelly’s termination occurs in connection with a Change of Control (as such term is defined in the 2005 Long-Term Equity Incentive Plan), Mr. Mannelly’s equity awards would accelerate and fully vest. Mr. Mannelly would also be eligible to receive a gross-up payment to cover any excise taxes imposed under Section 280G of the Internal Revenue Code, provided that if Mr. Mannelly’s payments do not exceed 110% of the total amounts that could be paid to him without resulting in the excise tax, the payments to Mr. Mannelly will instead be reduced to the amount that could be paid without resulting in the imposition of the excise tax.

Pursuant to the terms of the Mannelly Employment Agreement, Mr. Mannelly is subject to a non-competition covenant that generally limits his ability to compete with the Company in any countries in which it conducts business and non-solicitation and non-disparagement covenants. These limitations continue for a period of 18 months following termination, regardless of the cause of the termination.

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What are the terms of Messrs. Lombardi’s, Connors’, Parkinson’s and Hennessey’s employment agreements?

The terms of Messrs. Lombardi’s, Connors’, Parkinson’s and Mr. Hennessey’s employment agreements are substantially identical to one another, except for certain provisions regarding the amount of compensation to be paid thereunder. The table set forth below discloses the varying items of compensation for Messrs. Lombardi, Connors, Parkinson and Hennessey. In addition, a summary of the material identical terms of the employment agreements for Messrs. Lombardi, Connors, Parkinson and Hennessey is provided below.

Employment Agreement Provision	Mr. Lombardi	Mr. Connors	Mr. Parkinson	Mr. Hennessey
Commencement Date	December 6, 2010	April 19, 2010	October 1, 2007	March 4, 2011
Title	Chief Financial Officer	Executive Vice President, Sales and Marketing	Senior Vice President, International	Vice President, Operations
Base Salary	$370,000	$350,000	$228,500	$240,000
Target Bonus (percent of Base Salary)	60%	50%	40%	40%
Target Equity Grant (percent of Base Salary)	150%	150%	40%	100%

During the term of the named executive officer’s employment with the Company, he will be entitled to the benefits approved by the Board of Directors and made available to the senior management of the Company, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of the named executive officer and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

Pursuant to the terms of the named executive officer’s Employment Agreement, the named executive officer’s employment will continue until (i) his death, disability or resignation from employment with the Company; or (ii) the Company decides to terminate his employment with or without cause. If (a) the named executive officer’s employment is terminated without cause; or (b) he resigns from employment with the Company for good reason, then after the named executive officer’s execution of a release in a form satisfactory to the Company, during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Company shall pay to the named executive officer, in equal installments in accordance with the Company’s regular payroll, an aggregate amount equal to (i) the named executive officer’s annual base salary, plus (ii) an amount equal to the average annual incentive bonus (as defined in the Agreement) for the three years preceding his termination1. In addition, if the named executive officer is entitled on the date of termination to coverage under the medical and prescription portions of the Company’s benefit plans, such coverage shall continue for him and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by the named executive officer with respect to those costs paid by him prior to the date of termination.

The named executive officer’s Employment Agreement also contains certain confidentiality and one-year non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

 1 With regard to Mr. Parkinson, in the event severance payments are required to be paid to him, Mr. Parkinson’s Employment Agreement provides that Mr. Parkinson shall receive an aggregate amount equal to (i) his annual base salary, plus (ii) an amount equal to the annual bonus, if any, paid or payable to Mr. Parkinson by the Company for the last fiscal year ended prior to the date of termination.

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Additional Vesting Provisions

What are the additional vesting provisions?

Our 2005 Long-Term Equity Incentive Plan provides that the Compensation Committee may, at its discretion, decide to vest the non-vested portion of a grantee’s restricted stock, restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. All non-vested equity awards under the 2005 Long-Term Equity Incentive Plan shall vest on an accelerated basis in the event of a change-in-control of the Company, whether or not the grantee is subsequently terminated.

DIRECTOR COMPENSATION IN FISCAL 2012

The following table sets forth the cash and equity compensation paid or awarded to our directors during 2012. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted as the Company does not provide such elements of compensation to its directors for their services.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Total ($)
Dr. Costley	$103,250	$50,000	$153,250
Mr. Byom	$65,750	$50,000	$115,750
Mr. Hinkaty	$63,250	$50,000	$113,250
Mr. Lonergan	$64,000	$50,000	$114,000

(1)	Mr. Mannelly’s compensation is set forth in the Summary Compensation table on pages 37-38.

(2)	Represents the grant date fair value of the stock awards granted in fiscal year 2012, determined in accordance with FASB ASC Topic 718. Except for Mr. Mannelly, on August 2, 2011, each director received 4,102 restricted stock units valued at $50,000. The grant date fair value of the restricted stock units is based on the market value of the Company’s common stock on the grant date. As of March 31, 2012, except for Mr. Hinkaty who held 12,776 restricted stock units, each of Messrs. Byom, Costley and Lonergan held 17,608 restricted stock units in the aggregate.

Narrative to Director Compensation Table

Our independent directors receive cash compensation comprised of retainer fees, attendance fees and fees for acting as Lead Director or a Chairman of a Committee of the Board of Directors. In addition, each of our independent directors receives a one-time grant of common stock equal to $20,000 as of the date of the first Annual Meeting of Stockholders held after such director became a member of the Board of Directors. Each independent director also receives an annual $50,000 grant of equity securities on the date of each Annual Meeting of Stockholders.

On August 2, 2011, each of Messrs. Byom, Costley, Hinkaty and Lonergan received 4,102 restricted stock units, representing $50,000 divided by $12.19 (the closing price of our common stock on the NYSE on August 2, 2011). The restricted stock units, which entitled the grantee to receive one share of common stock for each restricted stock unit, shall vest on August 3, 2012 so long as the grantee is a member of the Board of Directors on such date and shall be settled upon the earliest to occur of such director’s death, disability or the six month anniversary of cessation of board service for any reason other than death or disability.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 - Election of Directors - How are our directors compensated?” on page 13 of this Proxy Statement.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, Charles J. Hinkaty, John E. Byom, Gary E. Costley and Patrick M. Lonergan served as members of the Compensation Committee. During 2012, no member of the Compensation Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2012, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation Committee or on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Were there any conflict of interest transactions during 2012?

No person or entity had significant business relationships with us in 2012 that would require disclosure under applicable SEC regulations, and no other transactions that would need to be disclosed under SEC regulations are currently planned for 2013.

Has the Board adopted a Related Person Transaction Policy?

During 2008, we adopted a Related Person Transaction Policy. A summary of the Related Person Transaction Policy is set forth below and the full text of the Policy is available at the Investor Relations tab on our web site at www.prestigebrands.com.

Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of this summary shall include the Company’s subsidiaries) is or will be a Participant (as defined below) and the amount involved exceeds $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.

The following transactions are exempt from the Policy:

•	Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a “Related Person”, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

•	Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

•	Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:

•	Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

•	Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

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Notification Procedures. A transaction with a Related Person that is identified in advance will be disclosed to the General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit Committee for consideration at the next Audit Committee meeting or, if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee for prompt consideration. Any ongoing or completed Related Person Transaction that is disapproved by the Audit Committee or the Chair of the Audit Committee shall be subject to corrective action by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States federal securities laws require our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC, the NYSE and the Company.

We believe, based upon a review of the forms filed with the SEC and written representations provided to us by our officers and directors, that they timely filed all forms required by Section 16(a) of the Exchange Act during 2011, except that Mr. Cowley filed a Form 3 on March 14, 2012 following his joining the Company on February 29, 2012.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

What is the Audit Committee and are its members “independent”?

The Audit Committee is composed of four directors appointed by the Board of Directors, all of whom are independent from the Company and its management as defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available to our stockholders and interested parties at the Investor Relations tab on our web site at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes a written request to the Company’s Secretary. The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process and our process for monitoring compliance with laws, regulations and policies. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Are the members of the Audit Committee “financially literate”?

The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that Mr. Byom is an “audit committee financial expert” as defined by SEC regulations.

49

What is the relationship between management and the Audit Committee?

Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our annual report?

•	The Audit Committee has met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting.

•	Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”)Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

•	The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2012 be included in the Company’s Annual Report on Form 10-K for 2012 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

John E. Byom (Chairman)

Gary E. Costley

Charles J. Hinkaty

Patrick M. Lonergan

50

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?

To be included in our Proxy Statement for our 2013 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 90 North Broadway, Irvington, New York 10533, Attention: Secretary by January 31, 2013 (or, if the 2013 Annual Meeting of Stockholders is called for a date more than 30 days before or after June 29, 2013, within a reasonable time before we begin to print and mail our proxy materials for the 2013 Annual Meeting).

When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2013 Annual Meeting, but not included in the Company’s Proxy Statement?

Assuming that our 2013 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after June 29, 2013, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2013 Annual Meeting not less than 90 nor more than 120 days prior to June 29, 2013 (or between March 1, 2013 and March 31, 2013). If the Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after June 29, 2013 (or a special stockholders meeting is called), our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the earlier of the day on which notice of the date of meeting was mailed or public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC’s rules, such matters will not be brought before the 2013 Annual Meeting. In addition, nominations or proposals not made in accordance with the procedures described above may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Company’s Secretary.

Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.

FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 should be directed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 can also be downloaded without charge from the Investor Relations tab of our website at www.prestigebrands.com.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws.  “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  Forward-looking statements in this Proxy Statement include, without limitation, statements regarding a possible transaction involving the Company.  These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict.  Actual results could differ materially from those expected as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and other periodic reports filed with the SEC.

51

By Order of the Board of Directors

Samuel C. Cowley
General Counsel, Vice President, Business Development and Secretary

, 2012

52

APPENDIX A

Information Regarding Participants

Set forth below are the name, present principal occupation or employment, and name, principal business and address of any corporation or other organization in which such employment is carried on of the directors, director nominees, officers and employees of the Company who may assist in the Company’s solicitation of proxies in connection with the 2012 Annual Meeting of Stockholders. These persons (collectively, the “Participants”) are “participants” under SEC rules. Also set forth below is the amount of each class of securities of the Company that each Participant owns beneficially (directly or indirectly) as of April 25, 2012, including the number of securities for which beneficial ownership can be acquired within 60 days of such date. No Participant listed below owns any securities of the Company of record that such Participant does not own beneficially.

Name	Present Principal Occupation or Employment	Name, Principal Business and Address of any Corporation or Other Organization in Which Such Employment Is Carried on	Beneficial Ownership of Company Common Stock as of April 25, 2012 (Including Securities that Can Be Acquired Within 60 Days of April 25, 2012)
Matthew M. Mannelly	President and Chief Executive Officer	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	502,454

Gary E. Costley	Managing Partner	C&G Capital and Management, LLC 257 Barefoot Beach Blvd, Apt 404 Bonita Springs, FL 34134	33,858

John E. Byom	Chief Executive Officer	Classic Provisions Inc. 171 Cheshire Lane N#600 Minneapolis, MN 55441-5450	29,755

Charles J. Hinkaty	Retired	N/A	18,674

Patrick M. Lonergan	Chief Executive Officer and President	Numark Laboratories, Inc. 164 Northfield Avenue Edison, NJ 08837-3855	35,058

Ronald M. Lombardi	Chief Financial Officer	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	39,593

Timothy J. Connors	Executive Vice President, Sales and Marketing	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	90,628

Samuel C. Cowley	General Counsel, Vice President, Business Development and Secretary	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	0

John F. Parkinson	Senior Vice President, International	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	88,867

Jean A. Boyko, Ph.D.	Senior Vice President, Science and Technology	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	78,175

Paul A. Hennessey	Vice President, Operations	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	9,128

Dean Siegal	Director of Investor Relations and Communications	Prestige Brands Holdings, Inc. 90 North Broadway Irvington, New York 10533	7,797

A-1

Information Regarding Transactions in our Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by Participants during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Company Common Stock Acquired (or Disposed of)	Notes
Matthew M. Mannelly	1/25/12	50,000	(1)
	8/18/11	10,000	(2)
	9/2/10	(11,576)	(3)
Gary E. Costley	8/25/11	2,500	(2)
	8/2/11	4,102	(1)
	8/3/10	6,196	(1)
John E. Byom	8/2/11	4,102	(1)
	8/3/10	6,196	(1)
Charles J. Hinkaty	8/2/11	4,102	(1)
	8/3/10	6,196	(1)
	8/3/10	2,478	(4)
Patrick M. Lonergan	8/2/11	4,102	(1)
	8/3/10	6,196	(1)
Ronald M. Lombardi	1/25/12	25,000	(1)
	8/18/11	10,000	(2)
	5/10/11	17,876	(1)
	5/10/11	69,662	(5)
	12/6/10	4,941	(1)
	12/6/10	19,120	(5)
Timothy J. Connors	1/25/12	15,000	(1)
	5/10/11	18,447	(1)
	5/10/11	71,888	(5)
	4/19/10	100,000	(5)
Samuel C. Cowley	N/A	N/A
John F. Parkinson	1/25/12	5,000	(1)
	5/30/11	(895)	(6)
	5/10/11	6,498	(1)
	5/10/11	25,320	(5)
	8/26/11	4,710
	5/25/10	(8,399)	(6)
Jean A. Boyko, Ph.D.	5/30/11	(1,031)	(6)
	5/30/11	3,358
	5/25/10	(9,227)	(6)
Paul A. Hennessey	5/10/11	7,028	(1)
	5/10/11	27,386	(5)
Dean Siegal	N/A	N/A

(1)	Grant or award of restricted stock or restricted stock units.
(2)	Open market purchase of common stock.
(3)	Open market sale of common stock.
(4)	Grant or award of common stock.
(5)	Grant or award of common stock options.
(6)	Represents shares of restricted stock forfeited because performance targets were not met.

A-2

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement:

•	during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

•	no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

•	no Participant or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any securities of the Company or any of its subsidiaries;

•	there have been no transactions or series of similar transactions since April 1, 2011, or any currently proposed transaction or series of similar transactions (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which (A) any Participant or any of such persons’ associates, (B) any person known to the Company to own of record or beneficially more than 5% of the Company’s voting securities, or (C) any immediate family member of any person specified in (A) or (B) had or will have a direct or indirect material interest; and

•	no Participant or any of their associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

A-3

APPENDIX B

About Non-GAAP Financial Measures

We define Non-GAAP AIP net sales as total revenues excluding revenues from the acquired GSK brands. We define Non-GAAP AIP EBITDA as operating income excluding operating income from the acquired GSK brands and before depreciation and amortization and certain other legal and professional fees and acquisition-related costs.

We are presenting Non-GAAP AIP net sales and Non-GAAP AIP EBITDA because they are the metrics included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured. The AIP excludes the income and costs of acquisitions, dispositions and certain other items, which are otherwise included in GAAP operating income.

The following tables set forth the reconciliation of Non-GAAP AIP net sales and Non-GAAP AIP EBITDA, which are non-GAAP financial measures, to GAAP total revenues and GAAP operating income, respectively, our most directly comparable financial measures presented in accordance with GAAP.

Year Ended March 31, 2012
(in thousands)

GAAP Total revenues	$

Revenues from acquired GSK brands		(	)

Non-GAAP AIP net sales	$

GAAP Operating Income	$

Operating income from acquired GSK brands		(	)

Depreciation and amortization (excluding $ from acquired GSK brands)
Acquisition related costs

Costs associated with unsolicited proposal

Non-GAAP AIP EBITDA	$

B-1

PrestigeBrands

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 28, 2012.

Vote by Internet

- Go to **www.investorvote.com/PBH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals

The Board of Directors recommends a vote FOR all nominees in Proposal 1:

01 - Matthew M. Mannelly   02 - John E. Byom   03 - Gary E. Costley   04 - Charles J. Hinkaty   05 - Patrick M. Lonergan

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.   01 ☐ 02 ☐ 03 ☐ 04 ☐ 05 ☐

The Board of Directors recommends a vote FOR Proposal 2:

The Board of Directors recommends a vote FOR Proposal 3:

	For	Against	Abstain
3. Say on Pay - An advisory vote on the resolution to approve the compensation of Prestige Brands Holdings, Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4:

	For	Against	Abstain
4. Genomma's Bylaw Amendment Repeal Proposal.	☐	☐	☐

5. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as your name appears hereon. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person, indicating official position or capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PrestigeBrands

Proxy — Prestige Brands Holdings, Inc.

90 North Broadway
Irvington, New York 10533

This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 29, 2012 at 10:00 a.m. (Eastern Daylight Time).

The undersigned hereby appoints Ronald M. Lombardi and Samuel C. Cowley, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of **PRESTIGE BRANDS HOLDINGS, INC.** held by the undersigned at the close of business on May 7, 2012, at the Annual Meeting of Stockholders to be held on June 29, 2012 at 10:00 a.m. (Eastern Daylight Time) at ________, ________, ______, __ ____, and at any postponement or adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposal 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET.